UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Players Network

(Exact name of registrant as specified in its charter)

Nevada	4841	88-0343702
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

(702) 734-3457

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal

Executive Offices)

Copies to:

Diane D. Dalmy

Attorney at Law

2000 East 12th Avenue, Suite 32/10B

Denver, CO 80206

Telephone: (303) 895-9324

Facsimile: (303) 988-6954

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee
Common Stock, $0.001 par value	22,750,000	$0.02	$455,000	$62

(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act. The amount of shares to be registered represents the Company’s good faith estimate of the number of shares that the registrant may issue pursuant to an Investment Agreement with the selling security holder.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933. Our common stock is quoted under the symbol “PNTV” on the Over-the-Counter Markets (“OTCBB”). As of July 16, 2013, the last sale reported price was $0.02 per share. Accordingly, the registration fee is $62 based on $0.02 per share.

(3) This amount represents the maximum aggregate market value of common stock which may be put to the selling stockholder by the registrant pursuant to the terms and conditions of an Investment Agreement between the selling stockholder and the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, Par Value $.0001

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.405 on this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes ☐ No ☒

The aggregate market value of the voting and non-voting stock held by non-affiliates of the registrant, as of July 17, 2013, was approximately $1,376,165 based on a share value of $0.02. All executive officers and directors of the registrant have been deemed, solely for the purpose of the foregoing calculation, to be "affiliates" of the registrant.

As of August 19 , 2013, there were 97,951,859 shares of the issuer's common stock, $0.001 par value per share, issued and outstanding.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED August __, 2013

PRELIMINARY PROSPECTUS

22,750,000 Shares of common stock

This prospectus relates to the resale of up to 22,750,000 shares of our $0.001 par value common stock that will be offered and sold by the selling stockholder, Dutchess Opportunity Fund, II, LP, or Dutchess, pursuant to a “put right” under an Investment Agreement for an Equity Line Financing that we entered into with Dutchess on November 7, 2012 and as amended July 5, 2013 (the "Investment Agreement"). The Investment Agreement permits us to “put” up to an aggregate of $8,500,000 in shares of Common Stock to Dutchess during a 36 month period ending on the third anniversary of the effective date of the registration statement in which this prospectus is contained.

Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, or the Securities Act, in connection with the resale of our Common Stock sold to it by our exercise of the put right under the Investment Agreement. Under the Investment Agreement with Dutchess, the per share purchase price of our Common Stock will be equal to 95% of the lowest Volume Weighted Average Price of our Common Stock during the four consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Investment Agreement is delivered to Dutchess (the date of delivery of such notice is referred to as the “put date”). The amount we may put will be equal to up to either 1) 200% of the average daily volume (U.S. market only) of our Common Stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000. It is solely our option to determine the amount we may put and when we may put. Furthermore, we have the option to cancel any put with Duchess at any time in order to ensure maximization of value to us based upon market conditions. We will determine the number of puts and the amounts of the puts based upon our financial conditions and market conditions at the put date.

For each put notice submitted to Dutchess by us, there is a suspension price of $0.01 (the "Suspension Price") for that put. In the event the Common Stock falls below the Suspension Price, the put shall be temporarily suspended. The Put shall resume at such time as the Common Stock is above the Suspension Price, provided the dates for the Pricing Period for that particular put are still valid. In the event the Pricing Period has been complete, any shares above the Suspension Price due to Dutchess shall be sold to Dutchess by us at the Suspension Price under the terms of the Investment Agreement.

Our shares of Common Stock are traded on the Over-the-Counter Markets under the symbol “PNTV.OB.” On July 17, 2013, the closing sale price of our common stock was $0.02 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 9.

Our principal executive offices are located at 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119. Our telephone number is (702) 734-3457.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2013

1

TABLE OF CONTENTS

Prospectus Summary	4

Summary Financial Data	8

Risk Factors	9

Use of Proceeds	17

Selling Stockholder	18

Plan of Distribution	19

Description of Securities	20

Interests of Named Experts and Counsel	21

Description of Business	21

Governmental Approval and Regulation	25

Properties	25

Legal Proceedings	25

Market for Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities	26

Management’s Discussion And Analysis Of Financial Condition And Results Of Operation	26

Management	34

Executive Compensation	36

Available Information	38

Security Ownership of Certain Beneficial Owners and Management	39

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	40

Index to Financial Statements	F-1

Part II	II-1

2

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the selling security holder has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus, “Players Network”, “PNTV” “the Company”, “we”, “us” and “our” refer to Players Network, a Nevada corporation, unless the context otherwise requires.

3

PROSPECTUS DELIVERY REQUIREMENTS

Until ________________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

About Our Company

Players Network was incorporated in the State of Nevada in March of 1993. We are a media and entertainment company engaged in the development of Digital Networks. We distribute broadband video and other social media content over a wide variety of internet enabled devices and cable television channels. Due to recent capital infusions and an expanded management team, we have been able to complete the first phase of development and launch our proprietary scalable technology platform. The platform is designed to deliver video content and develop digital social communities, including “Vegas On Demand TV”, which is our first digital branded network that was in development during 2011. We launched our beta version on October 7, 2011.

We operate a Video On Demand (“VOD”) television channel, also named Vegas On Demand, which consists of original programming that is distributed over our own VOD channels to approximately 24,000,000 homes over the internet with distribution partners that include, Comcast, Hulu, Blinkx, Google, YouTube and Yahoo Video, for DVD home video, and various mobile platforms. We believe that between 500,000 and 1,200,000 of our programming shows are viewed on a monthly basis. We have a fourteen year history of providing consumers with quality ‘Gaming and Las Vegas Lifestyle’ video content. We do not generate any revenue from operation of our VOD television channels. The shows are primarily for marketing and branding purposes.

Vegas On Demand TV offers its audience the ability to connect to Vegas Insiders through unique, high-quality programming that captures the excitement, sex appeal, entertainment, and the non-stop adrenaline rush of the Las Vegas gaming lifestyle. Players Network’s content goes beyond poker, casino action, sports betting, and racing, to lifestyle programs about entertainment and fine living that attract young and sophisticated viewers that comprise the major digital media demographic. Whenever possible our content incorporates an expert, insider or celebrity within the Vegas community in order to enhance promotional merchandising to prospective customers.

We plan to use both our platform and original branded programming and events as a means to develop additional revenue streams, as well as marketing and membership benefits of our social media platform. These revenue streams include branded entertainment, sponsorships for events, and media placement, third party commissions for video and banner advertisements, merchandise and production sales and services.

We have addressed the digital market in an effort to grow as a New Media Company using “Vegas On Demand”, our flagship Branded Television Channel Destination, and use our scalable, custom Enterprise Web Platform to host “Vegas On Demand”, which can also be replicated to launch thousands of Channel Destinations in any Lifestyle Category, for any Lifestyle Brand.

Our Enterprise Platform efficiently deploys, manages and distributes videos with integrated revenue-generating tools that go beyond traditional advertising. On our Enterprise Platform, the viewer of a video is brought into a web environment encompassing that video’s lifestyle, where they are presented with Membership, Merchandising, Couponing, Subscription, Loyalty Programs, Contest and other Marketing opportunities, including the integration of Live Events. The Enterprise Platform also integrates Branded Sponsorships, and a game-like Virtual Economy supported by our Cost Per Action Advertising network.

Our next-generation Media Network operates across all distribution platforms from TV screens to mobile devices, gaming consoles, computers and tablets. We have positioned ourselves to provide companies with an affordable, turnkey, integrated solution that creates bookable revenue while generating net profits. We have not yet generated revenues from our Enterprise Platform, but plan to market our services to companies in 2013 that can make their initial investment using a small portion of their existing marketing budget. Thus, during 2013, we plan on launching our Enterprise Platform using the internet and the VOD as a cross-marketing tool and further using third party ad networks to generate revenue.

4

By providing companies and Lifestyle Brands with their own Channel Destination on our Enterprise Web Platform and offering our Media and Production expertise, we plan to provide an integrated Media, Marketing and Merchandising solution that aims to save our customers significant time and money that would need to be incurred to replicate equivalent services.

We have also leveraged our existing library of original content, and distribution network, to build this infrastructure hub and launch our initial digital Lifestyle Network: “VegasOnDemand.tv”.

Through the cross-promotional integration of Sponsored Live Events, Contests and Media creation and distribution, our Enterprise Platform can deliver a targeted audience that can be monetized in multiple ways. The Enterprise Platform will be a revenue engine that will grow as audience and page views increase. The Enterprise Platform will also provide a self-perpetuating aggregation juncture where Las Vegas businesses and “Insiders” can connect socially with their audience/customer and generate shared revenues.

The ability to Monetize Video in so many ways, coupled with an efficient, easy-to-use technical and administrative back-end dashboard, is a powerful feature of our Enterprise Platform. It allows the creation of unlimited, new Channel Destinations using our scalable Content Management System (“CMS”) framework, with cost-competitive operations. Importantly, it allows Content Management by administrative and editorial level employees without the expense of having a full-time technical engineering staff in-house.

Our platform has two main membership categories: 1) the Consumer/User who visits our digital communities and partakes in viewing ad-supported and pay-per-view premium videos, purchases products and connects with “Insiders”, who are our 2) Premium Members.

Premium Members must be industry Insiders and/or experts in their Lifestyle category. For example, with regard to Vegas On Demand, Insiders are designed to be the who’s-who of Vegas: Entertainers, Nightclub Promoters, Casino Hosts, famous Chefs, etc. who offer our Members deals on transactions connected to their sphere of influence. Deals may include being invited to a special VIP Event, Line Passes, two-for-one offers, PPV Video discounts, etc.

Transactions can be purchased using credit cards, or our incentivized Virtual Economy. When using our Virtual Economy, we set the value of the goods and services that are redeemed through a Points (Virtual Currency) System. Points can be bought or earned using our CPA Ad Network. Our Virtual Economy allows us to realize revenue every time Points are earned, as well as every time Points are redeemed.

On May 11, 2011, we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired these interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed over our media channels. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

In December of 2011, we signed an agreement with J&H Productions to produce a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business. The agreement also provides for the production of forty short video segments to be used to develop a new branded Channel Destination using our scalable platform.

Recent Developments

On November 7, 2012, we (i) entered into an Investment Agreement with Dutchess Opportunity Fund, II, LP, or Dutchess, and (ii) issued to Dutchess a Promissory Note with a face value of $35,000. The net proceeds from the Note, approximately $27,000, will be used for general working capital. As of the date of this Prospectus, the Note has been paid off. The Note was repaid by us in full on March 15, 2013 in cash.

Equity Line Financing

Pursuant to the Investment Agreement, Dutchess committed to purchase up to $8,500,000 of our common stock, over the course of thirty-six months, which is referred to as an Equity Line Financing. There is a possibility that we may never realize receipt of the full amount of proceeds of $8,500,000 from Dutchess. Based upon a trading price of $0.02, and the lowest volume weighted average price of $0.019, of our shares of common stock as of May 31, 2013, we would have to issue Dutchess an aggregate of 447,368,421 shares of our common stock in order to receive the full amount of proceeds of $8,500,000, irrespective of limitations that would prevent us from drawing the full proceeds. We are registering an aggregate of 22,750,000 shares of our common stock pursuant to this Prospectus. Thus, the resulting gross proceeds we would receive from the issuance of an aggregate 22,750,000 shares of common stock to Dutchess would be approximately $432,250. Commissions and/or fees of approximately $10,250, including a one-time document preparation fee of $10,000, would be deducted thus resulting in receipt of approximately $422,000 in net proceeds.

5

We may draw on the Equity Line Financing facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is 1) 200% of the average daily volume (U.S. market only) of the common stock for the three trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days, or 2) $50,000. The purchase price will be set at ninety-five percent (95%) of the lowest daily volume weighted average price of our common stock during the four consecutive trading day period beginning on the trading day immediately following the date Dutchess receives the applicable put notice. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During this time, we may not deliver another put notice. In addition, Dutchess is not obligated to purchase shares if Dutchess' total number of shares beneficially held at that time would exceed 4.99% of the number of shares of our outstanding common stock. In addition, we are not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

The table below reflects the two options discussed above for determining the maximum put amount using the trading price and trading volume of our shares of common stock as of May 31, 2013:

	200% of the average
	daily volume for the previous
	three days times the	Maximum draw
	average of the closing prices	limitation of
	($987 at May 31, 2013)	$50,000

Maximum put amount of shares, May 31, 2013	51,947	2,631,579

Pursuant to the terms of a Registration Rights Agreement dated November 7, 2012 between us and Dutchess, we are obligated to file a registration statement with the SEC, of which this prospectus forms a part, to register the resale by Dutchess of 22,750,000 shares of the common stock. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the date the registration statement is filed.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, we are required to pay Dutchess a document preparation fee in the amount of $10,000.

Note

The Note matures on May 6, 2013. Repayment of the Note will be made monthly in the amount of $1,000 per month commencing 90 days after closing, with the balance due on maturity. If the Note is not paid in full by the maturity date, or in the event of our bankruptcy, Dutchess may convert the Note into common stock at a price equal to the lower of $0.07 per share and 60% of the lowest trading price of the common stock for the 20 trading days prior to conversion. The Note must be repaid out of the proceeds of a debt or equity financing by us or sale of our assets. The Note was repaid in full on March 15, 2013 in cash.

We issued to Dutchess 73,000 shares of unregistered restricted common stock as an incentive for entering into the Note.

Where You Can Find Us

Our principal executive offices are located at 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119. Our telephone number is (702) 734-3457.

The Offering

This prospectus relates to the resale of up to 22,750,000 shares of our common stock that may be issued to Dutchess pursuant to a “put right” under the Investment Agreement, that we entered into with Dutchess.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 22,750,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be significantly less than 22,750,000, depending on the trading price of our common stock.

6

Under the Investment Agreement with Dutchess the per share purchase price of our common stock which will be equal to 95% of the lowest Volume Weighted Average Price of our common stock during the four consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Investment Agreement is delivered to Dutchess (the date of delivery of such notice is referred to as the “put date”). The amount we may put will be equal to up to either 1) 200% of the average daily volume (U.S. market only) of our common stock for the three trading days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000.

For each put notice submitted to Dutchess by us, there is a suspension price of $0.01 (the "Suspension Price") for that put. Under the Investment Agreement, for each put notice submitted to Dutchess, the Suspension Price is $0.01 for that put. In the event the common stock falls below the Suspension Price, the put shall be temporarily suspended. The Put shall resume at such time as the common stock is above the Suspension Price, provided the dates for the Pricing Period for that particular put are still valid. In the event the Pricing Period has been complete, any shares above the Suspension Price due to Dutchess shall be sold to Dutchess by us at the Suspension Price under the terms of the Investment Agreement. As an example, in the event we submit a put notice of $0.019 per share of common stock to Dutchess on the first day of the month, and our trading price did fall on day 3 below the Suspension Price and only 500,000 shares had been sold, the put would be immediately and temporarily suspended until such time as the trading price of our common stock is above the Suspension Price. Below is a further example:

Day 1	$0.015	included in calculation of purchase price and sale of shares
Day 2	0.012	included in calculation of purchase price and sale of shares
Day 3	0.008	put is temporarily suspended and no sale of shares
Day 4	0.012	put is resurrected and included in calculation of purchase price and sale of shares
Day 5	0.015	included in calculation of purchase price and sale of shares.

Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions. The Investment Agreement provides that Dutchess’ rights, agreements or obligations under the Investment Agreement may not be assigned.

Except as described above, there are no other conditions that must be met in order for Dutchess to be obligated to purchase the shares set forth in the put notice.

The Investment Agreement will terminate when any of the following events occur:

*	Dutchess has purchased an aggregate of $8,500,000 of our common stock; or

*	The third anniversary of the effective date of the registration statement covering the Equity Line Financing with Dutchess.

As we draw down on the Equity Line Financing, shares of our common stock will be sold into the market by Dutchess. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line Financing. If our stock price declines, we will be required to issue a greater number of shares under the Equity Line Financing. We have no obligation to utilize the full amount available under the Equity Line Financing.

Terms of the Offering

Common stock offered:	Up to 22,750,000 shares of common stock to be offered for resale by Dutchess.

Common stock outstanding before this offering:	97,951,859 shares of common stock

Common stock to be outstanding after this offering:	120,701,859 shares of common stock

Use of proceeds:	We will not receive any proceeds from the sale of the shares of our common stock. However, we will receive proceeds from the Equity Line Financing. See “Use of Proceeds”.

Risk factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus.

OTCBB Markets symbol:	“PNTV”

7

SUMMARY FINANCIAL DATA

The following table provides summary financial statement data of Players Network. The financial data have been derived from our audited and unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

The following table provides summary financial statement data of Player Network, Inc. The financial data have been derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the Years Ended
	December 31,		Increase /
	2012	2011	(Decrease)
Revenues	$137,904	$75,367	$62,537

Direct operating costs	184,831	328,640	(143,809)
General and administrative	420,994	336,528	84,466
Bad debts expense (recoveries)	(240)	15,240	(15,480)
Salaries and wages	414,853	558,186	(143,333)
Depreciation and amortization	22,945	8,725	14,220

Total Operating Expenses	1,043,383	1,247,319	(203,936)

Net Operating (Loss)	(905,479)	(1,171,952)	(266,473)

Total other income (expense)	(221,487)	(9,529)	211,958

Net (Loss)	$(1,126,966)	$(1,181,481)	$(54,515)

	For the Six Month Periods Ended
	June 30,		Increase /
	2013	2012	(Decrease)
Revenues	$1,079	$30,699	$(29,620)
Depreciation and Amortization	11,473	11,473	-0-
Direct operating costs	77,269	49,376	27,893
General and administrative	223,260	230,147	(6,887)
Officer Salaries	119,115	170,900	(51,785)
Salaries and wages	18,425	39,693	(21,268)
Bad Debts (recoveries)	-0-	9,760	(9,760)

Total Operating Expenses	449,542	511,349	(61,807)

Net Operating (Loss)	(448,463)	(480,650)	(32,187)

Total other income (expense)	(426,102)	(176,293)	249,809

Net (Loss)	$(874,565)	$(656,943)	$217,622

8

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and its subsidiary not to the selling stockholders.

In addition to the other information in this Prospectus, the following risk factors, among others, should be considered carefully in evaluating us and our business.

Risks Related To Our Company

We have had a history of losses, we expect losses in the future, and there can be no assurance that we will become profitable in the future.

The Company was incorporated under the laws of the State of Nevada on March 16, 1993. Since inception, we have experienced operating losses on an on-going basis. For our six month period ended June 30, 2013 and June 30, 2012, we incurred a net loss of ($874,565) and ($656,943) , respectively. For our fiscal year ended December 31, 2012 and 2011, we incurred a net loss of ($1,126,966) and ($1,181,481), respectively. As of June 30, 2013, we had an accumulated deficit of $22,733,459 . As of December 31, 2012 and December 31, 2011, we had an accumulated deficit of $21,858,894 and $20,731,928, respectively. We expect our losses to continue for the foreseeable future. These continuing losses may be greater than current levels. If our revenues do not increase substantially or if our expenses exceed our expectations, we may never become profitable. Even if we do achieve profitability at some point in the future we may not sustain profitability on a quarterly or annual basis in the future.

Our auditor has given us a "going concern" qualification, which questions our ability to continue as a going concern without additional financing.

Our independent certified public accountant has added an emphasis paragraph to its report on our financial statements for the year ended December 31, 2012 and 2011 regarding our ability to continue as a going concern. Key to this determination is our recurring net losses, an accumulated deficit, and a working capital deficiency. Management plans to try to increase sales and improve operating results through the expansion of the distribution channels of our programming with a view to increasing advertising and sponsorship revenues. Management believes that funds generated from operations will not be sufficient to cover cash needs in the foreseeable future, and we will continue to rely on expected increased revenues and private equity to cover our cash needs, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives, becoming profitable or continuing our business without either a temporary interruption or a permanent cessation.

We need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We do not now have funds sufficient to fund our operations at their current level for the next 12 months. We need to raise additional cash to fund our operations and implement our business plan. We are maintaining an on-going effort to locate sources of additional funding, without which we will not be able to remain a viable entity. No financing arrangements are currently under contract, and there are no assurances that we will be able to obtain adequate financing. If we are able to obtain the financing required to remain in business, eventually achieving operating profits will require substantially increasing revenues or drastically reducing expenses from their current levels or both. If we are able to obtain the required financing to remain in business, future operating results depend upon a number of factors that are outside of our control. The expected operating losses, coupled with a lack of liquidity, raise a substantial doubt about our ability to continue as a going concern. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders. For more information about our capital needs and abilities, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - OVERVIEW AND OUTLOOK - Liquidity and Capital Resources” in our form 10-Q filed with the Securities and Exchange Commission on May 13, 2013 and our Form 10-K filed with the Securities and Exchange Commission on April 12, 2013.

9

At this stage of our business operations, even with our good faith efforts, potential investors have a possibility of losing their investment.

Because the nature of our business is expected to change as a result of shifts as a result of market conditions, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance. While management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated.

If we are unable to retain the services of Messrs. Bradley or Berk, or if we are unable to successfully recruit qualified managerial and sales personnel having experience in business, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Mr. Mark Bradley, our Chief Executive Officer and Mr. Michael Berk, our President of Programming. Loss of the services of Messrs. Bradley or Berk could have a material adverse effect on our growth, revenues, and prospective business. In order to successfully implement and manage our business plan, we will be dependent upon (among other things) successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Our current management resources may not be sufficient for the future, and we have no assurance that we can attract additional qualified personnel.

There can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform. Our success in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that (if we need to) we will be successful in attracting highly qualified individuals in key management positions.

Limitations on claims against our officers and directors, and our obligation to indemnify them, could prevent our recovery for losses caused by them.

The corporation law of Nevada allows a Nevada corporation to limit the liability of its directors to the corporation and its stockholders to a certain extent, and our Articles of Incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law. The corporation law of Nevada allows a Nevada corporation to indemnify each director, officer, agent and/or employee to the extent that certain standards are met. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we have the power to indemnify such person against the liability insured against. Consequently, because of the actions or omissions of officers, directors, agents and employees, we could incur substantial losses and be prevented from recovering such losses from such persons. Further, the Commission maintains that indemnification for liabilities arising under the Securities Act is against the public policy expressed in the Securities Act, and is therefore unenforceable.

Officers and Directors own a large percentage of our outstanding stock, and cumulative voting is not available to stockholders.

Our current Officers and Directors currently own (directly or indirectly) approximately 30.4% of our outstanding common stock and 100% of our outstanding Series A Preferred Stock. Each share of common stock is entitled to one vote on stockholder matters and each share of Series A Preferred Stock is entitled to 25 votes on stockholder matters. Cumulative voting is not provided for in the election of directors. Accordingly, the holder or holders of a majority of our outstanding shares of voting stock may elect all of our directors. Management's large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

We may experience rapid growth, and in such case we will need to manage this growth effectively.

We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

•	Manage relationships with various strategic partners and other third parties;
•	Hire and retain skilled personnel necessary to support our business;
•	Train and manage a growing employee base; and
•	Continually develop our financial and information management systems.

10

If we fail to make adequate allowances for the costs and risks associated with this expansion or if our systems, procedures or controls are not adequate to support our operations, our business could be harmed. Our inability to manage growth effectively could materially adversely affect our business, results of operations and financial condition.

Risks Related To Our Business

Our business is speculative (among other reasons) because our revenues are derived from the acceptance of our programming and the timely expansion to new media distribution, which is difficult to predict, and our failure to develop appealing programming would probably materially adversely affect us.

Our programming is the key to our success. It represents the catalyst for generating our revenues, and is subject to a number of uncertainties. Our success depends on the quality of our programming and the quality of other programming released into marketplace at or near the same time as ours, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. There can be no assurance that our current or future programming will appeal to consumer or persons who would pay to broadcast it. Any failure to develop appealing programming would materially and adversely affect our business, results of operations and financial condition.

There are various risks associated with our proprietary rights.

No patent protection. We have no proprietary technology, and accordingly, have no patents. We intend to rely on a combination of copyright and trade secret protection and nondisclosure agreements to establish and protect our proprietary rights. Despite our precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information, products or technology without authorization, to imitate our programming, or to develop similar or superior programming or ideas independently. Imitation of our programming, the creation of similar or superior programming, or the infringement of our intellectual property rights could diminish the value of our programming or otherwise adversely affect our potential for revenue. Policing unauthorized use of our intellectual property will be difficult and expensive. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. We cannot provide any assurances that the steps we take will prevent misappropriation of our technology or that our confidentiality or other protective agreements will be enforceable.

Enforcing our proprietary rights may require litigation. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to protect our copyrights, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

Others may assert infringement claims against us. One of the risks of our business is the possibility of claims that our productions infringe on the intellectual property rights of third parties with respect to previously developed content. In addition, our technology and software may be subject to patent, copyright or other intellectual property claims of third parties. We could receive in the future claims of infringement of other parties’ proprietary rights. There can be no assurance that infringement claims will not be asserted or prosecuted against us, or that any assertions or prosecutions will not materially adversely affect our business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to obtain a license under a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

We may be adversely affected by changing consumer preferences

Gambling and new media appears to have become more accepted by and popular with many more persons in recent years. However, the gambling industry is subject to shifting consumer preferences and perceptions. A dramatic shift in consumer acceptance or interest in gaming could materially adversely affect us. We are also dependent on consumers becoming acclimated to using new media by watching video over the internet and on VOD television platforms.

11

We will rely on a number of third parties, and such reliance exposes us to a number of risks.

Our operations will depend on a number of third parties. We will have limited control over these third parties. We will probably not have many long-term agreements with many of them. We rely upon a number of third parties to carry our programming, and we will need to expand in the future the number of third parties doing this on our behalf. There can be no assurance that existing such agreements will not be terminated or that they will be renewed in the future on terms acceptable to us, or that we will be able to enter into additional such agreements. Our inability to preserve and expand the channels for distributing our programming would likely materially adversely affect our business, results of operations and financial condition. We also will rely on a variety of technology that we will license from third parties. Our loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays. These delays could materially adversely affect our business, results of operations and financial condition, until equivalent technology could be identified, licensed or developed and integrated. Moreover, we occasionally use third parties in connection with our production work and work on our Web site. In addition, we do not own a gateway onto the Internet. Instead, we now and presumably always will rely on a network operating center to connect our Web site to the Internet. Overall, our inability to maintain satisfactory relationships with the requisite third parties on acceptable commercial terms, or the failure of such third parties to maintain the quality of services they provide at a satisfactory standard, could materially adversely affect our business, results of operations and financial condition.

We could be materially adversely affected by future regulatory changes applicable to our business.

We do not believe that any governmental approvals are required to sell our products or services, and that we are not currently subject to significant regulation by any government agency in the United States, other than regulations applicable to businesses generally. However, a number of laws and regulations may be adopted with respect to our business in the future. Such legislation could dampen or increase the cost of our business. Such a development could materially and adversely affect our business, results of operations and financial condition.

Competition in our industry is moderate. We are very small and have a limited operating history although compared to the vast majority of our competitors we are more experienced.

We intend to compete with major and independent providers of content to the Broadband and VOD television the majority of our anticipated competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for technology upgrades and marketing. In addition, some of our competitors have been operating in our core areas for a much longer time than we have and have demonstrated the ability to operate through industry cycles.

Risks Related To Our Common Stock

We have both the obligation and the ability to issue additional shares of our common stock, and the issuance of such additional shares of common and preferred stock may depress the price of our common stock.

We have both the ability as well as outstanding obligations to issue additional shares of common stock in the future. These include the following:

•	Our 2004 Non-Qualified Stock Plan allows us to issue up to 7,500,000 shares of common stock and options. We currently have no shares of our common stock available for issuance under our 2004 Non-Qualified Stock Plan;
•	There 10,904,565 of common stock issuable pursuant to options and warrants outstanding as of the date of this filing;
•	There are 6,349,339 shares of common stock reserved for issuance upon conversion of 2,000,000 shares of outstanding Series A Preferred Stock.
•	There are 4,349,339 shares of Series B Preferred Stock reserved for issuance pursuant to an outstanding Series B Preferred Stock warrant. These shares of Series B Preferred Stock, if issued, will be convertible into 4,349,339 shares of common stock.

The options described above will permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then current market price of our common stock. Any shares of common stock issued pursuant to these options would further dilute the percentage ownership of existing stockholders. The terms on which we could obtain additional capital during the life of these options may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing stockholders may be diluted if we issue additional shares in the future. For grants of options, our Board of Directors will determine the timing and size of the grants and the consideration or services required. Our Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any such grant. Nonetheless, future issuances of additional shares pursuant to options granted could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

12

The lower our stock price, the lower the fluctuating, below market price conversion rate for the convertible debentures or notes will be and the greater number of shares of our common stock we will have to issue upon conversion of the convertible debentures or notes.

During fiscal year ended December 31, 2012, we issued certain convertible notes payable that are convertible into shares of our common stock based upon a discount to the market price. The conversion terms of the convertible note are based upon a discount to the then-prevailing average of the three lowest trading bid prices and, as a result, the lower the stock price at the time the investor converts the respective debenture, the more common shares the investor will receive. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. If the trading prices of the common stock are low when the conversion price of the convertible debentures or notes is determined, we would be required to issue a higher number of shares of our common stock, which could cause substantial dilution to our stockholders. In addition, if the debenture holders converts their debentures or notes and sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion.

In addition, the number of shares issuable upon conversion of the convertible debentures or notes is potentially limitless. While the overall ownership by each of the holders of the convertible debentures or notes at any one moment may be limited to 4.99% of the outstanding shares of our common stock, such holders may be free to sell any shares into the market, which have been issued to them, thereby enabling them to convert the remaining convertible debentures or note.

The following table shows the resulting fall of the conversion price and the number of shares that would be required to be issued if all of the shares were converted based upon a 0%, 25%, 50% and 75% fall in the price of our common stock as of May 31, 2013.

			Potential issuable shares at various conversion prices
			below the most recent market price of $0.02 per share
Lender /	Conversion	Principal	100%	75%	50%	25%
Origination	Terms	Borrowed	$0.020	$0.015	$0.010	$0.005

Asher Enterprises, Inc. (Fourth Asher Note) December 12, 2012	Convertible into 58% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$32,500	1,625,000	2,166,667	3,250,000	6,500,000

Asher Enterprises, Inc. (Fifth Asher Note) January 11, 2013	Convertible into 58% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$35,000	1,750,000	2,333,333	3,500,000	7,000,000

Asher Enterprises, Inc. (Sixth Asher Note) February 19, 2013	Convertible into 55% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$42,500	2,125,000	2,833,333	4,250,000	8,500,000

JMJ Financial (First JMJ Note) March 13, 2013	Convertible into 65% of the average of the lowest trading price over the 25 days prior to the conversion request. Interest rate of 10%.	$60,500	3,025,000	4,033,333	6,050,000	12,100,000

		$170,500	8,525,000	11,366,667	17,050,000	34,100,000

13

We may issue additional stock without stockholder consent.

Our board of directors has authority, without action or vote of the stockholders, to issue all or part of our authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing stockholders. We are also currently authorized to issue up to 2,000,000 shares and 10,873,347 shares of Series A preferred stock and Series B preferred stock, respectively, of which 2,000,000 and 4,349,339, respectively, are currently issued and outstanding. The board of directors can issue preferred stock in one or more series and fix the terms of such stock without stockholder approval. Preferred stock may include the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of preferred stock could adversely affect the rights of the holders of common stock and reduce the value of the common stock. In addition, specific rights granted to holders of preferred stock could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. Such issuance could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could hinder our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The trading price of our common stock may entail additional regulatory requirements, which may negatively affect such trading price.

The trading price of our common stock has been and may continue to be below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

Because our board of directors does not intend to pay dividends on our common stock in the foreseeable future, stockholders may have to sell their shares of our common stock to realize a return on their investment in the company.

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. To date, we have paid no dividends. Our Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in shares of our common stock may be realized only through a sale of such shares, if at all.

The issuance and sale of common stock upon conversion of the Convertible Notes may depress the market price of our common stock.

As sequential conversions of the Convertible Notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holder of the Convertible Notes will be entitled to receive an increasing number of shares in connection with its conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the Convertible Notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

In addition, the common stock issuable upon conversion of the Convertible Notes may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company's stock in the market than there is demand for that stock. When this happens the price of the company's stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The various Convertible Notes will be convertible into shares of our common stock at conversion terms as depicted in the table above, and such discounts to market provide the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, the note holder will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock (which to date has been very limited) cannot absorb the discounted shares, then the value of our common stock will likely decrease.

14

The issuance of common stock upon conversion of the Convertible Notes will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the Convertible Notes will result in immediate and substantial dilution to the interests of other stockholders since the holder of the Convertible Notes may ultimately receive and sell the full amount of shares issuable in connection with the conversion of such Convertible Notes. Although the Convertible Notes may not be converted if such conversion would cause the holder thereof to own more than 4.99% of our outstanding common stock (subject to 61 days written notice of such holder’s intent to waive such restriction), this restriction does not prevent the holder of the Convertible Notes from converting some of its holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 4.99% limit. In this way, the holder of the Convertible Notes could sell more than this limit while never actually holding more shares than this limit allows. If the holder of the Convertible Notes chooses to do this, it will cause substantial dilution to the then holders of our common stock.

The continuously adjustable conversion price feature of our Convertible Notes could require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock and cause dilution to our existing stockholders.

Our existing stockholders will experience substantial dilution of their investment upon conversion of the Convertible Notes. The Convertible Notes are convertible into shares of common stock at conversion prices as noted in the above table. As a result, the number of shares issuable could prove to be significantly greater in the event of a decrease in the trading price of our common stock, which decrease would cause substantial dilution to our existing stockholders. As sequential conversions and sales take place, the price of our common stock may decline, and if so, the holder of the Convertible Notes would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, which would cause additional dilution to our existing stockholders and would likely cause the value of our common stock to decline.

The continuously adjustable conversion price feature of our Convertible Notes may encourage the holder of the Convertible Notes to sell short our common stock, which could have a depressive effect on the price of our common stock.

The Convertible Notes are convertible into shares of our common stock at conversion prices as noted in the above table. The significant downward pressure on the price of our common stock as the holder of the Convertible Notes converts and sells material amounts of our common stock could encourage investors to short sell our common stock. This could place further downward pressure on the price of our common stock. In addition, not only the sale of shares issued upon conversion of the Convertible Notes, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock.

Risk Factors Related to the Equity Line Financing and This Offering

We are registering an aggregate of approximately 22,750,000 shares of common stock to be issued under the Equity Line Financing. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 22,750,000 shares of our common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line Financing. The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of May 31, 2013, there were 97,951,859 shares of our common stock issued and outstanding.

We may not have access to the full amount under the Equity Line Financing.

As of May 31, 2013, the closing market price of our common stock was $0.02. There is no assurance that the market price of our common stock will increase substantially in the near future. The entire commitment under the Equity Line Financing is $8,500,000. We expect that, initially, the resale by Dutchess of the shares of our common stock that we will sell to them under our Equity Line Financing may cause our stock to decrease. However, if we are able to report positive developments in our product and business development efforts, we expect that such announcements will cause our stock price to increase sufficiently to a price per share above the price we need to allow us to obtain $8,500,000 or whatever amount we decide to draw on under the Equity Line Financing. The Equity Line Financing is designed to raise $8,500,000 over a 36 month period. If we achieve our product and business development goals, we expect that the announcement of such achievements will have a significant positive impact on the price of our common stock. Technology research and development is very risky. We cannot be certain that we will achieve our product and business development goals. Any setbacks in our product and business development activities may cause our stock price to drop, in which event we would probably not be able to raise $8,500,000 under our Equity Line Financing. In the event that we raise substantially less than the maximum proceeds we expect to raise under the equity lines of credit by the expiration of its 36 month term, we may seek to extend or renew the Equity Line Financing with Dutchess to raise the short-fall additional revenue on substantially the same terms as under the Investment Agreement. If Dutchess is unwilling or unable to enter into such an arrangement, we will be forced to raise additional capital from other investors. Alternatively, if our business development yields some promising or positive results, we may seek a corporate partner in a joint venture or licensing arrangement in which we would seek to negotiation an upfront licensing fee and/or capital investment from such corporate partner. We have not yet identified any corporate partners for any such joint venture or licensing arrangement. At the current stock price of $0.02, and the lowest volume weighted average price of $0.019, we would have to issue 447,368,421 shares of common stock to Dutchess in order to have access to the full amount under the Investment Agreement in comparison to the number of shares we have registered, irrespective of limitations that would prevent us from drawing the full proceeds. The net proceeds we would receive would be $432,250 less $10,250 in commission or fees, including a one-time document preparation fee of $10,000. Moreover, based upon our stock price and trading volume as of May 31, 2013, the maximum amount we would be able to put to Dutchess for each put would be $987. Due to the floating purchase price under the Investment Agreement, we do not know the exact number of shares that we will issue under the Equity Line Financing.

15

Dutchess will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be equal to 95% of the lowest Volume Weighted Average Price of our common stock during the four consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Investment Agreement is delivered to Dutchess (the date of delivery of such notice is referred to as the “put date”). The purchase price under the Investment Agreement is based upon a 5% discount to the then-prevailing lowest volume weighted average share price over a four trading day period and, as a result, the lower the stock price at the time Dutchess purchases the stock, the more common shares Dutchess will receive. Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be equal to up to either 1) 200% of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000. If the average daily trading volume in our common stock is too low, it is possible that we would exercise a put for less funds than may be adequate for funding for our planned operations.

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has historically been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

The selling stockholder may engage in hedging transactions, other than short sales, which may result in broker-dealers or other financial institutions engaging in short sales for their own account and not for the benefit of the selling security holder, which may cause a steep decline of our share price.

In connection with the distribution of our common stock or otherwise, the selling stockholder may enter into hedging transactions, other than short sales, with broker-dealers or other financial institutions. In connection with such hedging transactions, broker-dealers or other financial institutions may, for their own account and not for the benefit of Dutchess, engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. If there are significant short sales of our stock by such broker-dealers or other financial institutions, the price decline that would result from this activity will cause our share price to decline which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

16

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

If we fail to remain current on our reporting requirements, we could be removed from the OTCBB, which would limit the ability of Broker-Dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCBB, such as the Company, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any net proceeds from sales of shares of our common stock being registered for resale by the Selling Stockholders named in this prospectus.

DILUTION

“Dilution” represents the difference between the offering price per share and the net tangible book value per share of our Common Stock immediately after completion of this offering. Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of common stock outstanding at the time of this offering. Our net tangible book value as of March 31, 2013 was $(0.0172). Please refer to the following table presenting the number of shares issued and the corresponding price per share paid before this Offering. Following is a table illustrating the pro forma dilution as of March 31, 2013 to investors if 100%, 75%, 50%, or 25% of the Offering is sold.

Percent of Offering Sold	100%	75%	50%	25%

Net tangible book value (deficit) per share at March 31, 2013	$(0.0141)	$(0.0141)	$(0.0141)	$(0.0141)

Pro forma net tangible book value per share after potential sale of 22.75 million shares	$(0.0110)	$(0.0116)	$(0.0124)	$(0.0131)

Increase in net book value due to stock sale	$0.0031	$0.0025	$0.0017	$0.0010

Net dilution (purchase price of $0.020 less pro forma net tangible book value per share)	$0.0310	$0.0316	$0.0324	$0.0331

Net dilution (purchase price of $0.015 less pro forma net tangible book value per share)	$0.0260	$0.0266	$0.0274	$0.0281

Net dilution (purchase price of $0.010 less pro forma net tangible book value per share)	$0.0210	$0.0216	$0.0224	$0.0231

Net dilution (purchase price of $0.005 less pro forma net tangible book value per share)	$0.0160	$0.0166	$0.0174	$0.0181

17

SELLING STOCKHOLDER

The following table sets forth the name of the selling stockholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. As used in this prospectus, “selling stockholder” includes donees, pledges, transferees or other successors in interest selling shares of our common stock received from the named selling stockholder as a gift, pledge, distribution or other non sale-related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. As of May 31, 2013, there were 97,951,859 shares of our common stock issued and outstanding.

On November 7, 2012, we entered into the Investment Agreement with Dutchess to raise up to $8,500,000 through an Equity Line Financing. Other than a bridge loan received from Dutchess in the form of a $35,000 (net proceeds of $27,000) promissory note dated November 6, 2012, to our knowledge Dutchess has not had a material relationship with us during the last three years.

Beneficial Ownership of $0.001 par value Common Shares Prior to this Offering			Number of Shares to be Sold	Beneficial Ownership of $0.001 par value Common Shares after this Offering
Selling Stockholder	Number of Shares	Percent of Class (3)	Under this Prospectus (1)	Number of Shares (2)	Percent of Class (3)
Dutchess Opportunity Fund, II, LP 50 Commonwealth Avenue Suite 2 Boston, MA 02116	-0-	0.0%	22,750,000	-0-	0.0%

Total	-0-	0.0%	22,750,000	-0-	0.0%

_____________________

(1)	The number of shares set forth in the table includes an estimate of the number of common shares to be offered by the selling stockholder. We have assumed that all of the shares of common offered under this prospectus will be sold. However, as the selling stockholder can offer all, some or none of its shares of common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.

(2)	Assumes the sale of all shares offered by the selling stockholder

(3)	Based on 22,750,000 shares of common stock outstanding after the completion of the offering.

(4)	Dutchess Opportunity Fund, II, LP is a Delaware Limited Partnership. Douglas H. Leighton is managing member of Dutchess with voting and investment power over the shares.

Equity Line Financing

The selling security holder is reselling shares of our common stock sold to it by our exercise of the put right under the Investment Agreement. Each put may be for up to either 1) 200% of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000.

For each put notice submitted to Dutchess by the Company, the Suspension Price is $0.01 for that put. In the event the Common Stock falls below the Suspension Price, the put shall be temporarily suspended. The Put shall resume at such time as the Common Stock is above the Suspension Price, provided the dates for the Pricing Period for that particular put are still valid. The Pricing Period shall mean the four consecutive trading days beginning on the Put Notice Date and ending on and including the date that is three trading days after such Put Notice Date. In the event the Pricing Period has been complete, any shares above the Suspension Price due to Dutchess shall be sold to Dutchess by the Company at the Suspension Price under the terms of this Agreement.

The selling stockholder will not receive any compensation, fees or commissions under the Investment Agreement.

18

We have no expectations that we will be able to raise the full $8,500,000 available from the Equity Line Financing. However, we believe that if we achieve positive results from our research and development efforts those results may help increase our stock price and, therefore, reduce the number of shares we will need to put to Dutchess in order to raise the full $8,500,000 in gross proceeds we are seeking to raise under the Equity Line Financing. Additionally, we have authorized 150,000,000 shares of common stock outstanding and currently have 97,951,859 issued and outstanding.

Our equity line with Dutchess contemplates our future possible issuance of up to an aggregate 22,750,000 shares of our common stock as a result of this registration statement, subject to certain restrictions. Currently, we believe it is unlikely we will need to draw the full amount available under this equity line prior to the expiration of the equity line. If the terms and conditions of the equity line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all of the 22,750,000 shares of our common stock to Dutchess, the ownership by our existing non-affiliate stockholders will be diluted by approximately 13.2%, or from 70.2% to 57.0%, based on 68,808,246 shares of $0.001 par value common stock held by non-affiliates on May 31, 2013. If we issue all of the shares under the equity line, we would have 120,701,859 shares issued and outstanding, of which 91,558,246 shares will be held by non-affiliates, resulting in a 5.7% increase in the shares held by non-affiliates from 70.2% to 75.9%. We expect that the initial issuance of the shares under the equity lines and subsequent resale by Dutchess will probably cause our share price to decrease. However, we also expect that with a substantial amount of the proceeds from the equity line being spent on research and development activities we may be able to offset such downward pressure on our stock price with announcements of our ongoing research and development. If our research and development efforts are positive, we would expect that the announcement of such result would cause our share price to increase. Conversely, if our research and development efforts fail to produce positive results, we would expect that such result would cause a significant decrease in our stock price.

In the event that we raise substantially less than the maximum proceeds we expect to raise under the equity lines of credit by the expiration of its 36 month term, we may seek to extend or renew the Equity Line Financing with Dutchess to raise the short-fall additional revenue on substantially the same terms as under the Investment Agreement. If Dutchess is unwilling or unable to enter into such an arrangement, we will be forced to raise additional capital from other investors.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and sell up to an aggregate of 22,750,000 shares at such times and at such places as it chooses. The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of our common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder, or by permitted transferees or successors of the selling stockholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

•	On the OTCBB or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Ordinary brokerage transactions.

•	Directly to one or more purchasers.

•	A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may, for their own account and not for the benefit of the selling stockholder, engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. Under the Investment Agreement, the selling stockholder cannot sell shares short. The selling stockholder may enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling stockholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction.

19

The selling stockholder or its underwriters, dealers or agents may sell the par value common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or re-allowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We have agreed to pay all expenses of the registration of the shares of common stock; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SECURITIES

General

We currently have authorized 600,000,000 shares of common stock, 2,000,000 shares of Series A preferred stock and 10,873,347 Series B preferred stock.

Common Stock

As of May 31, 2013, 97,951,859 shares of common stock were issued and outstanding and held by 288 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Preferred Stock

As of May 31, 2013, 2,000,000 shares of Series A preferred stock were issued and outstanding and held by two stockholders of record. Holders of our Series A preferred stock are entitled to 25 votes for each share on all matters submitted to a stockholder vote. As of May 31, 2013, 4,349,339 shares of Series B preferred stock common stock were issued and outstanding and held by one stockholder of record. Holders of the Company’s Series B Preferred Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Series B Preferred Stock have the right to designate or elect one of the Company’s directors and holders of our of Series A and Series B Preferred Stock voting together as a single class have the right to designate or elect one of the Company’s directors.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

20

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities offered hereby has been passed upon for us by Diane D. Dalmy, Attorney at Law, Denver, Colorado. The financial statements as of and for the years ended December 31, 2012 and 2011 included in this prospectus and in the registration statement have been audited by M&K CPAs PLCC, an independent registered public accounting firm, as stated in their report appearing herein.

DESCRIPTION OF BUSINESS

Overview

Players Network was incorporated in the State of Nevada in March of 1993. Players Network is an entertainment company engaged in the development of Digital Networks. We distribute broadband video and other social media content over a wide variety of internet enabled devices and cable television channels. Due to recent capital infusions and an expanded management team, we have been able to complete the first phase of development and launch its proprietary scalable technology platform. The platform is designed to deliver video content and develop digital social communities, including “Vegas On Demand TV”, which is our first digital branded network that was in development during the nine months ended, September 30, 2011. We launched our beta version on October 7, 2011.

We operate a Video On Demand (“VOD”) television channel, also named Vegas On Demand, which consists of original programming that is distributed over its own VOD channels to approximately 24,000,000 homes over the internet with distribution partners that include, Comcast, Hulu, Blinkx, Google, YouTube and Yahoo Video, for DVD home video, and various mobile platforms. We have a fourteen year history of providing consumers with quality ‘Gaming and Las Vegas Lifestyle’ video content.

Vegas On Demand TV offers its audience the ability to connect to Vegas Insiders through unique, high-quality programming that captures the excitement, sex appeal, entertainment, and the non-stop adrenaline rush of the Las Vegas gaming lifestyle. Players Network’s content goes beyond poker, casino action, sports betting, and racing, to lifestyle programs about entertainment and fine living that attract young and sophisticated viewers that comprise the major digital media demographic. Whenever possible our content incorporates an expert, insider or celebrity within the Vegas community in order to enhance promotional merchandising to prospective customers.

We plan to use both our platform and original branded programming and events as a means to develop additional revenue streams, as well as marketing and membership benefits of our social media platform. These revenue streams include branded entertainment, sponsorships for events, and media placement, third party commissions for video and banner advertisements, merchandise and production sales and services.

We have addressed the digital market in an effort to grow as a New Media Company using “Vegas On Demand”, our flagship Branded Television Channel Destination, use our scalable, custom Enterprise Web Platform to host “Vegas On Demand”, which can also be replicated to launch thousands of Channel Destinations in any Lifestyle Category, for any Lifestyle Brand.

Our Enterprise Platform efficiently deploys, manages and distributes videos with integrated revenue-generating tools that go beyond traditional advertising. On our Platform, the viewer of a video is brought into a web environment encompassing that video’s lifestyle, where they are presented with Membership, Merchandising, Couponing, Subscription, Loyalty Programs, Contest and other Marketing opportunities, including the integration of Live Events. The Platform also integrates Branded Sponsorships, and a game-like Virtual Economy supported by our Cost Per Action Advertising network.

Our next-generation Media Network operates across all distribution platforms from TV screens to mobile devices, gaming consoles, computers and tablets. We have positioned ourselves to provide companies with an affordable, turnkey, integrated solution that creates bookable revenue while generating net profits. We have not yet generated revenues from our Platform, but plan to market our services to companies in 2012 that can make their initial investment using a small portion of their existing marketing budget.

By providing companies and Lifestyle Brands with their own Channel Destination on our Enterprise Web Platform and offering our Media and Production expertise, we plan to provide an integrated Media, Marketing and Merchandising solution that aims to save our customers significant time and money that would need to be incurred to replicate equivalent services.

We have also leveraged our existing library of original content, and distribution network, to build this infrastructure hub and launch our initial digital Lifestyle Network: “VegasOnDemand.tv”.

21

Through the cross-promotional integration of Sponsored Live Events, Contests and Media creation and distribution, PNTV’s Platform can deliver a targeted audience that can be monetized in multiple ways. The Platform is a Revenue Engine that grows as audience and page views increase. The Platform also provides a self-perpetuating aggregation juncture where Las Vegas businesses and “Insiders” can connect socially with their audience/customer and generate shared revenues.

The ability to Monetize Video in so many ways, coupled with an efficient, easy-to-use technical and administrative back-end dashboard, is a powerful feature of PNTV’s Platform. It allows the creation of unlimited, new Channel Destinations using our scalable Content Management System (“CMS”) framework, with cost-competitive operations. Importantly, it allows Content Management by administrative and editorial level employees without the expense of having a full-time technical engineering staff in-house.

Our platform has two main membership categories: 1) the Consumer/User who visits our digital communities and partakes in viewing ad-supported and pay-per-view premium videos, purchases products and connects with “Insiders”, who are our 2) Premium Members.

Premium Members must be industry Insiders and/or experts in their Lifestyle category. For example, with regard to Vegas On Demand, Insiders are designed to be the who’s-who of Vegas: Entertainers, Nightclub Promoters, Casino Hosts, famous Chefs, etc. who offer our Members deals on transactions connected to their sphere of influence. Deals may include being invited to a special VIP Event, Line Passes, two-for-one offers, PPV Video discounts, etc.

Transactions can be purchased using credit cards, or our incentivized Virtual Economy. When using our Virtual Economy, we set the value of the goods and services that are redeemed through a Points (Virtual Currency) System. Points can be bought or earned using our CPA Ad Network. Our Virtual Economy allows the Company to realize revenue every time Points are earned, as well as every time Points are redeemed.

In December, we signed an agreement with J&H Productions to produce a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business. The agreement also provides for the production of forty short video segments to be used to develop a new branded Channel Destination using our scalable platform.

On May 11, 2011, we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired these interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed over our media channels. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

Market Opportunity

Our opportunity to capitalize on its early adaptation in the market place is primarily due to the advancement in technology and digital platforms. This digital revolution has rapidly changed the way consumers’ access television content. Instead of scheduled programming, video can now be viewed “On Demand” through digital cable television and satellite networks, broadband internet, and by downloading content to mobile and wireless devices such as MP3 players, Smart phones and PDAs.

We have spent the last five years creating electronic distribution opportunities through distribution agreements with substantial media companies such as the cable company, Comcast. This has allowed us to position itself to capitalize on technological developments in the near future, such as, dynamic ad insertion technology, which is expected to be rolled out within the next year. Dynamic ad insertion will allow the Company to capture advertising revenue every time one of its videos is viewed.

Each new network will become an integrated Channel Destination that will include VOD television and a social community to complete and compliment a vertical distribution and marketing strategy. Each network will command a new audience and advertisement tied to the amount of monthly viewers, thus ultimately increasing Players Network’s advertising revenues.

Social media websites have exploded during the past few years with the likes of Facebook and Twitter, however many people have not heard of the hundreds of upcoming niche social networks. Players Network plans to underline all its websites with social elements in order to create communities and increase its memberships. Increased membership will lead to increased web traffic and commerce opportunities that target the many revenue streams that surround the seventy billion dollar US gaming industry.

22

Distribution

During the last several years, we have built a substantial distribution base with major partners that are now delivering our programming. As such, we have expanded and can be viewed in over 24 million VOD television homes. This has allowed us to become one of the first new content companies to establish itself as a leader in new media distribution. The company has built relationships in the Video on Demand (“VOD”) and internet protocol television (“IPTV”) space, by signing distribution agreements with Comcast, AT&T, Verizon, Direct TV and Dish Network. As part of our agreements, we retain the rights to all advertising revenue earned by our programming. In addition to television households, we have signed distribution agreements, launched programming and revenue sharing agreements with Sling Media, Hulu.com and Blinkx in the rapidly expanding IPTV market.

We intend to keep expanding our new media distribution platforms and continue our production of original programming for our own distribution platforms, while also expanding its distribution through partnerships with new and traditional media companies in areas that include cable television, broadcast and satellite television, Pay-Per-View, television syndication, including more broadband, smart TVs, tablets, game consoles, downloadable devices and mobile devices, additional land-based locations, in-flight venues, and on-board sources. We plan to generate new revenues from sponsorship, advertising, content licensing, subscriptions and live events through video chat and commerce.

Content/Programming

Our programming brands include, (1) Vegas On Demand focuses on Gaming lifestyle and produces programming about Horse Racing, Sports Betting, Casino Games, Poker and much more; (2) Vegas On Demand, which is about Las Vegas lifestyle and covers celebrity, night clubs, poolside experiences, entertainment and more; and (3) Sexy Sin City TV covers the adult and sexy side of Las Vegas after dark.

We develop, produce, acquire and distribute a wide range of original, high-quality lifestyle television programming to serve consumers interested in gaming and entertainment, and activities associated with, or surrounding gaming. Our programming focuses primarily on Las Vegas, but also includes gaming lifestyle programming worldwide. Our proprietary productions include gaming instruction, gaming news, instruction on sports and racing wagering, gaming entertainment, tournaments, events and travel.

The development of our programming is led by Michael Berk, who is one of Hollywood’s most successful television producers. Michael Berk has created over 500 hours of network television that includes five television series. Mr. Berk is best known for his series “Baywatch”, which he created and for which he was the Executive Producer for twelve years. Baywatch is distributed in 144 countries and is in the Guinness World Book of Records as the most watched television show in history.

We have a library of 1,550 gambling and gaming lifestyle videos, including several new series of both long and short form content. Some of these series include Players Network originals; Hidden Vegas, Tattoo Tails that include 30 originally produced hours of programming from the World Series of Poker(R), which Players Network had the exclusive rights to produce and air live. Players Network produced over 50 videos at the Hooters Hotel and Casino, 28 new gaming instructional videos aimed at slots and video poker players, a series of 23 videos on magic entitled “Hocus Pocus”, The “Best of Vegas” series, “Neon Buzz”, an entertainment report that covered red carpet events and many more. Our growing programming library is an asset which represents long-term revenue opportunities in advertising, sponsorship, direct sales and product integration, domestic and international program sales, broadband syndication, subscription fees and increased home video sales.

Strategy

Our goal is to leverage our Enterprise Platform to collaborate with industry experts and content producers in selected lifestyle and service fields in an effort to incubate digital business extensions with existing and new businesses by:

•	Creating a brand identity as “the trusted name in gaming entertainment, education, information and services” that addresses the full spectrum of audience demographics within all of our Destination Cannels;
•	Building an ever-expanding, valuable library of entertainment, instruction and information content that enables targeted audiences to connect with experts and insiders within any specific Channel Destination;
•	Leveraging our various distribution channels as a mechanism to bring value to both our business to business relationships that attract consumers with the goal of building a strong customer base and community;
•	Gaining a broad and diversified audience base through its distribution arrangement with Comcast as well as other distribution channels, including linear programming via digital cable, internet and broadband, wireless, packaged media, video games, mobile media through cell phones and I-pods, radio, publishing, and IPTV.
•	In our flagship Vegas On Demand TV, harnessing the power of the media in order to provide customized media solutions and marketing services for key Lifestyle Category companies, principally major Las Vegas Casino Properties. Players Network uses its strong relationships in the Gaming Industry to lock in special trade relationships that can contribute to content, advertising, VIP Services, and club amenities which will solidify Players Network’s credibility in the category;

23

•	Grow the Company’s robust, proprietary database of gaming enthusiasts, and create lifestyle communities by offering deals, discounts, and prizes to its customers, while marketing its strategic partners and sponsors;
•	Offering advertisers a new content category with creative cross-platform advertising/sponsorship packages, at reasonable rates, in an environment of unique, sexy content surrounded by sizzling attitude, that delivers desirable demographics;
•	Expanding its production and operations infrastructure to include a Digital Asset Management System (DAMS) that will enable Players Network to: 1) accommodate any distribution platform immediately, 2) manage and fully exploit the value of all produced and acquired content in Players Network’s own library (and for third-parties with digital assets) including re-purposing content for all platforms
•	Continuing to build a lean management team with proven experience that can move quickly, control costs, rapidly create a broad range of high-quality content, and leverage significant, long-term relationships in the media, entertainment and gaming industries allowing the company to accelerate its market leadership.

Distribution

We distribute our gaming lifestyle media programming through a variety of media platforms, including Video on Demand, broadband/Internet, Satellite television, Cable Television, packaged media, and on our proprietary website. Through our new dedicated channel available through Comcast, we intend to deliver live and taped original television series, live pay per view events, mobile and internet content down loading, information segments and interactive content. The channel’s expanded programming will include popular poker programs, reality shows, game shows, documentaries, talk shows and special events on the gaming lifestyle. In the fall of 2006, we launched our Players Network channel by upgrading the content and production value and changed the Electronic Programming Guide (EPG) to Vegas on Demand. This change immediately increased our viewership substantially.

Broadband/Internet

Broadband / Internet is the future, as consumers are tired of paying high cable and satellite bills and younger generations are spending the majority of their time on internet and mobile devices, millions of consumer are cutting their cable and satellite services and accessing their content through less expensive, new media devices connected to the internet.

Currently there are over 6 billion interconnected devices that served up 350 billion videos in 2011 and are expected to grow to 12 billion devices by 2014. This shift in consumer habits is breaking down the barriers of entry in the content business and allowing producers and publishers to distribute directly to its targeted audiences through key word searches.

The Company is continuously seeking advertiser and sponsorship support with some premium content available to consumers for a fee. As brand awareness grows through advertising and major industry tie-ins, the Company will seek to become an aggregating portal for other gaming sites.

Players Network intends to heavily market and cross-promote its website and the Company is actively exploring additional relationships through the social media networks, such as Face Book, My Space and Twitter.

The Company also believes there is a great opportunity to provide content to and share content with other internet gaming-related information, data, entertainment, gambling and educational sites. Players Network intends to use its website to develop gaming lifestyle communities, then offer the members of these communities live video events, information services, discounts, travel, commerce, etc., as well as instant messaging, chat, comments, reviews and perspectives from consumers on a variety of topical subjects.

International Television

In creating a truly global brand, Players Network plans to take advantage of opportunities for channel and programming distribution outside of the U.S. on both full channels and as programming blocks on existing services. One of our key objectives in 2012 is to produce a ½-hour weekly Vegas On Demand entertainment show that we expect to be distributed to several European and South American countries. As of the date of this Prospectus, the Company is not producing the 1/2 hour weekly show. However, the Company is producing videos every month and distributing on the worldwide web. The Company is currently producing a series titled "Naked Empire". There have been no sales of the video "Naked Empire" but production and marketing programs are being established as part of the ongoing business operations of the Company.

As the Company begins its program sales efforts to license individual programs and series to overseas distributors, it will have the advantage of determining the specific global distribution partners with which it desires to develop deeper, longer-lasting linear channel relationships.

24

Mobile

The mobile apps market is continuing to grow and has become a part of global culture. All of our Channel Destinations will have a mobile extension to give our members access to features and benefits contained within each community. For example, our Vegas on Demand Channel will offer a mobile app that allows members to access “How to Play Blackjack/Craps/Roulette” videos, and offers of VIP Vegas access for our Members.

Competition

Although we are unaware of any other company that is aimed exclusively at the gaming lifestyle market, we face intense competition from a variety of other companies that develop and distribute gaming lifestyle content, including (i) full service in-room providers, (ii) cable television companies, (ii) direct broadcast satellite services, (iv) television networks and programmers, such as ESPN, the Travel Channel, E!, the Food Network; (v) Internet service providers, (vi) broadband connectivity companies, and (vi) other telecommunications companies. In addition, our services compete for a viewer’s time and entertainment resources with other forms of entertainment.

As we expand and our users become more acclimated to social interaction and Video On Demand, we believe that the whole world will be competing for the same viewers. Our advantage is that competition has driven users to our market and that the key to success will be to produce fresh content that is exclusive to our Channel Destinations and target markets.

GOVERNMENTAL APPROVAL AND REGULATION

We do not believe that any governmental approvals are required to sell our products or services. The Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996, governs the distribution of video programming by cable, satellite or over-the-air technology, through regulation by the Federal Communications Commission (“FCC”). However, because Players Network’s video distribution systems do not use any public rights of way, they are not classified as cable systems and are subject to minimal regulation. Thus, the FCC does not directly regulate the programming provided by the Company.

Although the FCC generally does not directly regulate the services provided by us, the regulation of video distribution and communications services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that our business will not be adversely affected by future legislation or new regulations.

PROPERTIES

We have a library of over 1,050 gambling and gaming lifestyle videos and we produce an average of fifteen to twenty new videos per month. We own the intellectual property rights in the programming and content that we produce. Moreover, the slogans “Everybody wants to be a player” and “The only game in town” are registered trademarks of the Company with the United States Patent and Trademark Office (the “PTO”). The Company has received from the PTO the trademark for “Players Network” and for the service mark “Players Network.”

The principal executive office of Players Network is located at 1771 E. Flamingo Road, #201-A, Las Vegas, Nevada, 89119. Players Network occupies approximately 2,800 square feet of office space at these premises pursuant to a month to month sub-lease that commenced on September 1, 2009. The monthly rent was $2,000 through June, 2011 at which time it was raised to approximately $4,025 per month with the acquisition of additional office space.

These properties are in good condition, well maintained and adequate for Players Network’s current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

25

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a) Market Information

Market Information

Our common stock is traded on the OTCBB system under the symbol “PNTV.”

The following table sets forth the high and low trade information for our common stock for each quarter during the past two years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Our common stock is quoted and traded on the over-the-counter bulletin board market (OTCBB) under the symbol PNTV.OB.

The following table sets forth the high and low bid prices for each quarter within the last two fiscal years. The source of these quotations is the OTCBB Trade Activity Report. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	COMMON STOCK
	MARKET PRICE
	HIGH	LOW
FISCAL YEAR ENDED DECEMBER 31, 2012
Fourth Quarter	$0.09	$0.03
Third Quarter	$0.16	$0.06
Second Quarter	$0.15	$0.06
First Quarter	$0.10	$0.05
FISCAL YEAR ENDED DECEMBER 31, 2011:
Fourth Quarter	$0.17	$0.05
Third Quarter	$0.15	$0.07
Second Quarter	$0.18	$0.10
First Quarter	$0.22	$0.10

Holders

As of May 31, 2013, in accordance with our transfer agent records, we had 288 record holders of our common stock.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Transfer Agent and Registrar

Our transfer agent is Registrar and Transfer Company, Pacific Stock Transfer and its phone number is (702) 361-3033.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview and Outlook

We were incorporated in the State of Nevada in March of 1993. We are a media and entertainment company engaged in the development of Digital Networks. We distribute broadband video and other social media content over a wide variety of internet enabled devices and cable television channels. Due to recent capital infusions and an expanded management team, we have been able to complete the first phase of development and launch our proprietary scalable technology platform. The platform is designed to deliver video content and develop digital social communities, including “Vegas On Demand TV”, which is our first digital branded network that was in development during 2011. We launched our beta version on October 7, 2011.

We operate a Video On Demand (“VOD”) television channel, also named Vegas On Demand, which consists of original programming that is distributed over its own VOD channels to approximately 24,000,000 homes over the internet with distribution partners that include, Comcast, Hulu, Blinkx, Google, YouTube and Yahoo Video, for DVD home video, and various mobile platforms. We have a fourteen year history of providing consumers with quality ‘Gaming and Las Vegas Lifestyle’ video content.

26

Vegas On Demand TV offers its audience the ability to connect to Vegas Insiders through unique, high-quality programming that captures the excitement, sex appeal, entertainment, and the non-stop adrenaline rush of the Las Vegas gaming lifestyle. Players Network’s content goes beyond poker, casino action, sports betting, and racing, to lifestyle programs about entertainment and fine living that attract young and sophisticated viewers that comprise the major digital media demographic. Whenever possible our content incorporates an expert, insider or celebrity within the Vegas community in order to enhance promotional merchandising to prospective customers.

We plan to use both our platform and original branded programming and events as a means to develop additional revenue streams, as well as marketing and membership benefits of our social media platform. These revenue streams include branded entertainment, sponsorships for events, and media placement, third party commissions for video and banner advertisements, merchandise and production sales and services.

We have addressed the digital market in an effort to grow as a New Media Company using “Vegas On Demand”, our flagship Branded Television Channel Destination, use our scalable, custom Enterprise Web Platform to host “Vegas On Demand”, which can also be replicated to launch thousands of Channel Destinations in any Lifestyle Category, for any Lifestyle Brand.

PNTV’s Enterprise Platform efficiently deploys, manages and distributes videos with integrated revenue-generating tools that go beyond traditional advertising. On our Platform, the viewer of a video is brought into a web environment encompassing that video’s lifestyle, where they are presented with Membership, Merchandising, Couponing, Subscription, Loyalty Programs, Contest and other Marketing opportunities, including the integration of Live Events. The Platform also integrates Branded Sponsorships, and a game-like Virtual Economy supported by our Cost Per Action Advertising network.

PNTV’s next-generation Media Network operates across all distribution platforms from TV screens to mobile devices, gaming consoles, computers and tablets. We have positioned ourselves to provide companies with an affordable, turnkey, integrated solution that creates bookable revenue while generating net profits. We have not yet generated revenues from our Platform, but plan to market our services to companies in 2013 that can make their initial investment using a small portion of their existing marketing budget.

By providing companies and Lifestyle Brands with their own Channel Destination on our Enterprise Web Platform and offering our Media and Production expertise, we plan to provide an integrated Media, Marketing and Merchandising solution that aims to save our customers significant time and money that would need to be incurred to replicate equivalent services.

We have also leveraged our existing library of original content, and distribution network, to build this infrastructure hub and launch our initial digital Lifestyle Network: “VegasOnDemand.tv”.

Through the cross-promotional integration of Sponsored Live Events, Contests and Media creation and distribution, PNTV’s Platform can deliver a targeted audience that can be monetized in multiple ways. The Platform is a Revenue Engine that grows as audience and page views increase. The Platform also provides a self-perpetuating aggregation juncture where Las Vegas businesses and “Insiders” can connect socially with their audience/customer and generate shared revenues.

The ability to Monetize Video in so many ways, coupled with an efficient, easy-to-use technical and administrative back-end dashboard, is a powerful feature of PNTV’s Platform. It allows the creation of unlimited, new Channel Destinations using our scalable Content Management System (“CMS”) framework, with cost-competitive operations. Importantly, it allows Content Management by administrative and editorial level employees without the expense of having a full-time technical engineering staff in-house.

Our platform has two main membership categories: 1) the Consumer/User who visits our digital communities and partakes in viewing ad-supported and pay-per-view premium videos, purchases products and connects with “Insiders”, who are our 2) Premium Members.

Premium Members must be industry Insiders and/or experts in their Lifestyle category. For example, with regard to Vegas On Demand, Insiders are designed to be the who’s-who of Vegas: Entertainers, Nightclub Promoters, Casino Hosts, famous Chefs, etc. who offer our Members deals on transactions connected to their sphere of influence. Deals may include being invited to a special VIP Event, Line Passes, two-for-one offers, PPV Video discounts, etc.

Transactions can be purchased using credit cards, or our incentivized Virtual Economy. When using our Virtual Economy, we set the value of the goods and services that are redeemed through a Points (Virtual Currency) System. Points can be bought or earned using our CPA Ad Network. Our Virtual Economy allows the Company to realize revenue every time Points are earned, as well as every time Points are redeemed.

27

On May 11, 2011, we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired these interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed over our media channels. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date. At December 31, 2011, we recognized a complete reserve for the impairment of this investment due to uncertainties regarding the future economic benefit. On November 1, 2012, we elected to convert a Note Receivable in the amount of $22,477, consisting of $20,000 of principal and $2,477 of interest receivable in exchange for an additional 7.5% ownership interest in iCandy, Inc. (“ICI”), and 7.5% interest in iCandy Burlesque, Inc. (“ICB”). The conversion results in a total ownership of 17.5% in both entities as of November 1, 2012.

In December of 2011, the Company signed an agreement with J&H Productions to produce a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business. The agreement also provides for the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform.

Results of Operations for the Six Months Ended June 30, 2013 and 2012:

	For the Six Month Periods Ended
	June 30,		Increase /
	2013	2012	(Decrease)
Revenues	$1,079	$30,699	$(29,620)
Depreciation and Amortization	11,473	11,473	-0-
Direct operating costs	77,269	49,376	27,893
General and administrative	223,260	230,147	(6,887)
Officer Salaries	119,115	170,900	(51,785)
Salaries and wages	18,425	39,693	(21,268)
Bad Debts (recoveries)	-0-	9,760	(9,760)

Total Operating Expenses	449,542	511,349	(61,807)

Net Operating (Loss)	(448,463)	(480,650)	(32,187)

Total other income (expense)	(426,102)	(176,293)	249,809

Net (Loss)	$(874,565)	$(656,943)	$217,622

Revenues:

During the three months ended June 30, 2013 and 2012, we received revenues primarily from licensing fees from our private networks, including the sale of in-home media and advertising fees, and production revenues, which included fees from third party programming production. Aggregate revenues for the year ended June 30, 2013 were $386 compared to revenues of $11,225 in the three months ended June 30, 2012, a decrease in revenues of $10,839, or 97%. Revenues from networks were down 100%, or $10,357 in the three months ended June 30, 2013 compared to 2012, due to decreased revenues from the termination of a license agreement that previously enabled us to distribute our content to a Company in Greece. Production revenues also decreased by 56%, or $482 in the three months ended June 30, 2013 compared to 2012, due to fewer visitors to our online distribution centers. Our revenues have been dramatically reduced as we have focused entirely on building and expanding our technology and revenues for the future, primarily through the development of a new internet based technology platform that was launched in October of 2011, and is in the process of being enhanced and redeployed in 2013.

Direct Operating Costs:

Direct operating costs were $41,194 for the three months ended June 30, 2013 compared to $28,555 for the three months ended June 30, 2012, an increase of $12,639, or 44%. Our direct operating costs increased due to our increased website development costs as we focused our resources on the development of our internet based technology platform that was launched to expand our distribution through new media channels .

General and Administrative:

General and administrative expenses were $80,158 for the three months ended June 30, 2013 compared to $103,148 for the three months ended June 30, 2012, a decrease of $(22,990), or 22%. General and administrative expense decreased primarily due to decreased rent and administrative costs as incurred during the three months ended June 30, 2013 compared to the three months ended June 30, 2012.

Salaries and Wages:

Salaries and wages expense totaled $53,630 for the three months ended June 30, 2013 compared to $105,191 for the three months ended June 30, 2012, a decrease of $51,561, or 49%. The decrease in salaries and wages was primarily due to staffing reductions due to our diminished resources during the three months ended June 30, 2013 compared to the three months ended June 30, 2012.

28

Bad Debts Expense:

Bad debts expense was $-0- for the three months ended June 30, 2013 compared to $10,000 for the three months ended June 30, 2012, a decrease of $10,000. The decrease was due to changes in the allowance for doubtful accounts.

Depreciation and Amortization:

Depreciation and amortization expense was $5,736 for the three months ended June 30, 2013 compared to $5,736 for the three months ended June 30, 2012.

Net Operating Loss:

Net operating loss for the three months ended June 30, 2013 was $180,332, or ($0.00) per share compared to a net operating loss of $241,405 for the three months ended June 30, 2012, or ($0.00) per share, a decrease of $61,073, or 25%. Net operating loss decreased primarily due to a reduction in revenues and decreased general and administrative and salaries and wages expenses for the three months ended June 30, 2013 compared to the same period in 2012, as our resources were insufficient to maintain our previous level of operations. We decreased production as we focused our resources on our newly created and revamped websites that will be used to expand our distribution through new media channels.

Other Income (Expense):

Other income (expense) was $(252,310) for the three months ended June 30, 2013 compared to $(192,274) for the three months ended June 30, 2012, an increase of $60,036, or 31%. Other expense increased on a net basis primarily due to the amortization of debt discounts related to our convertible debentures recognized during the three months ended June 30, 2013 that were not recognized during the three months ended June 30, 2012.

Net Loss:

The net loss for the three months ended June 30, 2013 was $432,642, or ($0.00) per share, compared to a net loss of $433,679, or ($0.00) per share, for the three months ended June 30, 2012, a decreased net loss of $1,037. Net loss decreased primarily as a result of our decreased revenues, salaries and general operating expenses, as offset by increased amortization of debt discounts related to convertible debts incurred during the three months ended June 30, 2013, compared to the same period in 2012.

Results of Operations for the Years Ended December 31, 2012 and December 31, 2011:

	For the Years Ended
	December 31,		Increase /
	2012	2011	(Decrease)
Revenues	$137,904	$75,367	$62,537

Direct operating costs	184,831	328,640	(143,809)
General and administrative	420,994	336,528	84,466
Bad debts expense (recoveries)	(240)	15,240	(15,480)
Salaries and wages	414,853	558,186	(143,333)
Depreciation and amortization	22,945	8,725	14,220

Total Operating Expenses	1,043,383	1,247,319	(203,936)

Net Operating (Loss)	(905,479)	(1,171,952)	(266,473)

Total other income (expense)	(221,487)	(9,529)	211,958

Net (Loss)	$(1,126,966)	$(1,181,481)	$(54,515)

29

Revenues:

During the years ended December 31, 2012 and 2011, we received revenues primarily from licensing fees from our private networks, including the sale of in-home media and advertising fees, and production revenues, which included fees from third party programming production. Aggregate revenues for the year ended December 31, 2012 were $137,904 compared to revenues of $75,367 in the year ended December 31, 2011, an increase in revenues of $62,537, or 83%. Revenues from networks were down 49%, or $34,476 in the year ended December 31, 2012 compared to 2011, due to decreased revenues from the termination of a license agreement that previously enabled us to distribute our content to a Company in Greece. We anticipate increased market saturation of our video content through our newly revamped websites and the Company’s existing media channels as we re-launch our internet platform in 2013. Production revenues increased by 2,205%, or $97,013 in the year ended December 31, 2012 compared to 2011, due to the completion of the first of a three episode pilot that was commissioned, which will be completed in 2013 and marketed to several media outlets. We have focused entirely on building and expanding our technology and revenues for the future, primarily through the development of a new internet based technology platform that was launched in October of 2011, and is in the process of being enhanced and redeployed in 2013.

Direct Operating Costs:

Direct operating costs were $184,831 for the year ended December 31, 2012 compared to $328,640 for the year ended December 31, 2011, a decrease of $143,809, or 44%. Our direct operating costs in 2012 decreased due to our decreased content development costs as we focused our resources on our internet based technology platform that was launched to expand our distribution through new media channels, and the deferred television costs of $116,454 that have been capitalized until the expenses can be matched against the revenues that will be recognized upon the completion of two remaining pilot episodes .

General and Administrative:

General and administrative expenses were $420,994 for the year ended December 31, 2012 compared to $336,528 for the year ended December 31, 2011, an increase of $84,466, or 25%. General and administrative expense increased primarily due to a change in estimated payroll tax liabilities during 2011 that was not present in 2012.

Bad Debts Expense (Recoveries):

Bad debts expense (recoveries) was $(240) for the year ended December 31, 2012 compared to $15,240 for the year ended December 31, 2011, a decrease of $15,480, or 102%. The decrease was due to changes in the allowance for doubtful accounts.

Salaries and Wages:

Salaries and wages expense totaled $414,853 for the year ended December 31, 2012 compared to $558,186 for the year ended December 31, 2011, a decrease of $143,333, or 26%. The decrease in salaries and wages was primarily due to the departure of an Officer at the end of 2011.

Depreciation and Amortization:

Depreciation and amortization expense was $22,945 for the year ended December 31, 2012 compared to $8,725 for the year ended December 31, 2011, an increase of $14,220, or 163%. Depreciation expense increased due to the additional depreciation on new office equipment and our internet based technology platform purchased and developed, and placed in service during the fourth quarter of 2011.

30

Net Operating Loss:

Net operating loss for the year ended December 31, 2011 was $905,479, or ($0.01) per share compared to a net operating loss of $1,171,952 for the year ended December 31, 2011, or ($0.02) per share, a decrease of $266,473, or 23%. Net operating loss decreased primarily due to a reduction in estimated payroll tax liabilities during 2011, our decreased direct operating costs and decreased officer compensation for the year ended December 31, 2012 compared to the same period in 2011. We decreased production as we focused our resources on our newly created and revamped websites that will be used to expand our distribution through new media channels, and experienced cost savings related to the departure of our former President and COO during the year ended December 31, 2012, compared to the year ended December 31, 2011.

Other Income (Expense):

Other income (expense) was $(221,487) for the year ended December 31, 2012 compared to $(9,529) for the year ended December 31, 2011, an increase of $211,958, or 2,224%. Other income (expense) increased primarily due to the change in derivative liability and related expenses incurred during the year ended December 31, 2012 that were not incurred during the year ended December 31, 2011.

Net Loss:

The net loss for the year ended December 31, 2012 was $1,126,966, or ($0.02) per share, compared to a net loss of $1,181,481, or ($0.02) per share, for the year ended December 31, 2011, a decreased net loss of $54,515, or 5%. Net loss decreased primarily as a result of our decreased direct operating costs due to deferred television costs, cost savings related to the departure of our former President and COO, and increased revenues, as diminished by increased interest expense and derivative costs related to convertible debts incurred during the year ended December 31, 2012, compared to the same period in 2011.

LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes total assets, accumulated deficit, stockholders’ equity and working capital at June 30, 2013 compared to December 31, 2012.

	June 30,	December 31,	Increase /
	2013	2012	(Decrease)
Total Assets	$202,702	$217,314	$(14,612)

Accumulated (Deficit)	$(22,733,459)	$(21,858,894)	$874,565

Stockholders’ Equity (Deficit)	$(1,312,353)	$(1,163,466)	$148,887

Working Capital (Deficit)	$(1,397,836)	$(1,261,865)	$135,971

Our principal source of operating capital has been provided from private sales of our common stock, revenues from operations, and debt and equity financings. At June 30, 2013, we had a negative working capital position of $1,397,836.

Debt Financing

During the six months ended June 30, 2013, we received a total of $205,500 in exchange for a total of six convertible debentures. The convertible debentures mature on various dates through March 12, 2014 and are convertible into shares of common stock at various conversion rates ranging from fifty five percent (55%) of the average of the three (3) lowest trading bid prices to sixty five percent (70%) of the average of the three lowest reported daily sale or daily closing bid prices (whichever is the lower) of the Company’s common stock for the ten (10) trading days prior to the conversion date.

We have utilized these funds to repay $40,000 of previously issued convertible debentures, comply with our regulatory reporting requirements, and to expand our media distribution platforms and to continue production of original programming for our own distribution platforms, as well as our expanding distribution network. Although our revenues are expected to grow as we expand our operations, our revenues are not expected to exceed our investment and operating costs in the next twelve months, and we do not have funds sufficient to fund our operations at their current level for the next twelve months. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through investment and acquisitions in our industry, effectively monitor and manage our claims for payments that are owed to us, implement and successfully execute our business strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

To conserve on the Company's capital requirements, the Company has issued shares in lieu of cash payments to outside consultants, and the Company expects to continue this practice. In the six months ended June 30, 2013, the Company granted a total of 9,041,066 shares of common stock valued at $249,917 in lieu of cash payments to employees and outside consultants, compared to the issuance of 5,175,800 shares of common stock valued at $302,625 in lieu of cash payments to employees and outside consultants during the six months ending June 30, 2012. The Company is not now in a position to determine an approximate number of shares that the Company may issue for the preceding purpose in the remainder of 2013.

31

During the six months ended June 30, 2013, we issued a total of 21,335,952 pursuant to the conversion of $172,678 of indebtedness on convertible debentures. The conversion prices of a total of $451,000 in convertible notes (principal only) sold between May 3, 2012 and June 30, 2013, of which $218,000 remains outstanding as of June 30, 2013, is convertible at various hypothetical prices discounted to market as depicted in the table below:

			Potential issuable shares at various conversion prices
			below the most recent market price of $0.015 per share
Lender /	Conversion	Principal	100%	75%	50%	25%
Origination	Terms	Borrowed	$0.015	$0.0113	$0.0075	$0.0038

Asher Enterprises, Inc. (Fourth Asher Note) December 12, 2012	Convertible into 58% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$17,500	1,166,667	1,555,556	2,333,333	4,666,667

Asher Enterprises, Inc. (Fifth Asher Note) January 11, 2013	Convertible into 58% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$35,000	2,333,333	3,111,111	4,666,667	9,333,333

Asher Enterprises, Inc. (Sixth Asher Note) February 19, 2013	Convertible into 55% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$42,500	2,833,333	3,777,778	5,666,667	11,333,333

Asher Enterprises, Inc. (Seventh Asher Note) May 8, 2013	Convertible into 55% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$35,000	2,333,333	3,111,111	4,666,667	9,333,333

JMJ Financial (First JMJ Note) March 13, 2013	Convertible into 65% of the average of the lowest trading price over the 25 days prior to the conversion request. Interest rate of 10%.	$60,500	4,033,333	5,377,778	8,066,667	16,133,333

JMJ Financial (Second JMJ Note) June 4, 2013	Convertible into 65% of the average of the lowest trading price over the 25 days prior to the conversion request. Interest rate of 10%.	$27,500	1,833,333	2,444,444	3,666,667	7,333,333

		$218,000	14,533,333	19,377,778	29,066,667	58,133,333

To conserve on the Company's capital requirements, the Company has issued shares in lieu of cash payments to employees and outside consultants, and the Company expects to continue this practice in 2013. In the year ending December 31, 2012, the Company issued 6,981,254 shares of common stock valued at $561,729 in lieu of cash payments to employees and outside consultants, consisting of the value of common stock and common stock options, recorded at fair value. In the year ending December 31, 2011, the Company issued 2,317,599 shares of common stock valued at $420,178 in lieu of cash payments to employees and outside consultants, consisting of the value of common stock and common stock options, recorded at fair value. The Company is not now in a position to determine an approximate number of shares that the Company may issue for the preceding purpose in 2013.

32

Satisfaction of Our Cash Obligations for the Next 12 Months

As of December 31, 2012, our balance of cash and cash equivalents was $2,076. We believe we cannot satisfy our cash requirements for the next twelve months with our current cash on hand. Our operations are subject to attaining adequate financing. We cannot assure investors that adequate financing will be available. In the absence of such financing, we may be unable to proceed with our operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $750,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our planned operations. Our plan for satisfying our cash requirements for the next twelve months, in addition to our revenues from our Enterprise Technology Platform, is through sale of shares of our common stock, third party financing, and/or traditional debt financing. We may continue to pay for services with shares of common stock in lieu of cash if financing is unavailable.

In the event we are not successful in obtaining financing, we may not be able to proceed with our business plan for the commercialization of our products and further research and development of new products. We anticipate that we will incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and positions of our executive officers and directors.

Name	Age	Position	Director Since
Mark Bradley	49	Chief Executive Officer, Principal Financial Officer and Director	1993
Michael Berk	65	President of Programming and Director	2000
Doug Miller	66	Director	2005

Mark Bradley founded the Company and has been its Chief Executive Officer and a director since 1993. Mr. Bradley was a staff producer/director at United Artists where he produced original programming and television commercials. In 1985 he created the Real Estate Broadcast Network that was the first 24-hour real estate channel. In 1993 he founded Players Network. Mr. Bradley is a graduate of the Producers Program at the University of California Los Angeles. Under his direction, Players Network became the first user of a digital broadcast system for television programming and the first private label gaming network. Mr. Bradley pioneered, developed and executive produced the production of Players Network’s unique gaming-centric programming. Mr. Bradley graduated from the UCLA producer’s program and became a producer/director at United Artists, where he produced original programming, television commercials, multi-camera music videos, live-to-tape sports and a variety show and was studio manager and postproduction supervisor with United Cable Television in Los Angeles. In this capacity he engaged in the production, packaging and syndication of television and film productions for such media venues as HBO, Nickelodeon, Prime Ticket and MTV. As an independent producer/director, Mr. Bradley created and promoted live pay-per-view events, negotiated entertainment programming distribution deals, budgeted and packaged TV programming. In 1985, Mr. Bradley created the Real Estate Broadcast Network, which was credited as being the first 24-hour real estate channel. As a founder and Chief Executive Officer of the Company, Mr. Bradley has extensive media production expertise as well as deep knowledge and relationships in the Las Vegas, Nevada entertainment industry. Mr. Bradley’s experience with the Company from its founding also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

Michael Berk has been a director since 2000 and was appointed as the Company's president of programming on March 22, 2005. He created and Executive Produced “Baywatch,” the most popular series in television history, and is currently producing a large-budget “Baywatch” feature film for DreamWorks. Mr. Berk wrote and produced the first three-hour movie ever made for television, "The Incredible Journey of Dr. Meg Laurel," the highest-rated movie of the year, averaging a 42 share over three hours, "The Ordeal of Dr. Mudd," another three-hour movie that received two Emmy Awards, "The Haunting Passion," winner of the Venice Film Festival Award and "The Last Song," recipient of the Edgar Allan Poe Award for Mystery Writing. Mr. Berk is also a significant figure in the Las Vegas community. He was a founding Board Member and President of the highly acclaimed “CineVegas” Film Festival, now in its sixth year at the Palms Hotel, and was recognized with the prestigious Las Vegas Chamber of Commerce Community Achievement Award in the category of Entertainment. He also received the Nevada Film Office/Las Vegas Film Critics Society Silver Spike Award for his contributions to the film and television industry in Nevada. Mr. Berk maintains offices both in Hollywood and in Las Vegas. Mr. Berk’s extensive experience and contacts in the media and entertainment industry provides the Company and the Board a unique perspective on this industry and insight into the Company’s business.

33

Douglas R. Miller has been a member of the Board of Directors of the Company since 2005. Mr. Miller has served as President, Chief Operating Officer, Secretary and a director of GWIN, Inc., a publicly traded media and entertainment company focused on sports and gaming, since its reorganization in July 2001. Mr. Miller also served as Gwin’s Chief Financial Officer from November 2001 to April 2003. From 1999 to 2001, Mr. Miller served as President of Gwin’s subsidiary, Global Sports Edge, Inc. From 1998 to 1999, Mr. Miller was the Chief Financial Officer of Body Code International, an apparel manufacturer. Mr. Miller holds a B.A. degree in economics from the University of Nebraska, and an MBA degree from Stanford University. Mr. Miller serves on the compensation committee of the Company’s Board of Directors. Mr. Miller’s experience running media companies as well as publicly traded companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as a member of the Board.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry. Or as an affiliated person, director or employee of an investment company, bank, savings and loan association. Also an insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, we believe that during 2011 our Directors and executive officers did not comply with all Section 16(a) filing requirements. Specifically, Mr. Bradley and Mr. Berk failed to file Form 4s with respect to the issuance of common shares and options for 2011. Doug Miller failed to file Form 4’s with respect to the issuance of common stock options that were granted during 2011.

Audit Committee

We do not have an Audit Committee, our board of directors acted as the Company's Audit Committee during fiscal 2011, recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

Our board of directors has determined that if we were required to have a financial expert and/or an audit committee, Doug Miller, a Director, would be considered an “audit committee financial expert,” as defined by applicable Commission rules and regulations. Based on the definition of “independent” applicable to audit committee members of Nasdaq-traded companies, our board of directors has further determined that Mr. Miller is considered to be “independent”.

34

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

On April 7, 2004, we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. Anyone can obtain a copy of the Code of Ethics by contacting us at the following address: 1771 E. Flamingo Road, Suite # 201-A, Las Vegas, NV 89119, attention: Chief Executive Officer, telephone: (702) 734-3457. The first such copy will be provided without charge. The Company will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission or the National Association of Dealers.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are continuously updating our operations and have limited resources with which to establish additional committees of our board of directors.

Compensation Committee

At this time, Mr. Miller is the only member of the committee and has performed in his role by reviewing our employment agreements with Mr. Bradley and Mr. Berk. The board of directors intends to add additional members to the compensation committee and expects it to consist of solely of independent members. Until more members are appointed to the compensation committee, our entire board of directors will review all forms of compensation provided to any new executive officers, directors, consultants and employees, including stock compensation and options.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to all compensation of our named executive officers for services rendered in all capacities to the Company during the years ended December 31, 2012, 2011 and 2010:

Summary Compensation Table

Name and
Principal	Stock	Option
Position	Year	Salary	Awards	Awards	All Other	Total
(a)	(b)	(c)	(e)(1)	(f)(1)	Compensation	Compensation
Mark Bradley,	2012	$63,300	$123,473	$-0-	$-0-	$186,773
Chief Executive Officer	2011	$106,155	$71,800	$14,229	$-0-	$192,184
	2010	$36,204	$103,500	$304,745	$-0-	$444,449

Michael Berk,	2012	$37,806	$108,770	$-0-	$-0-	$146,576
President of Programming	2011	$70,152	$-0-	$14,229	$-0-	$84,381
	2010	$25,000	$5,000	$4,942	$-0-	$34,942

Peter Heumiller,	2012	$1,731	$-0-	$-0-	$-0-	$1,731
President(2)	2011	$70,962	$27,059	$77,201	$-0-	$175,222

(1)	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2012, 2011 and 2010, in accordance with FASB ASC 718-10 of awards of stock and stock options. Assumptions used in the calculation of this amount are included in the footnotes to our audited financial statements for the fiscal year ended December 31, 2012, included in Part II, Item 8, Financial Statements and Supplementary Data of this Annual Report on Form 10-K.
(2)	Mr. Heumiller was appointed as the Company’s President effective March 1, 2011 and resigned March 12, 2012.

35

Employment Agreements

Mark Bradley, Chief Executive Officer

In 2005 we employed Mr. Bradley under an extension of his employment agreement. This agreement provides that Mr. Bradley is entitled to receive an annual salary of $150,000. Provided that established criteria are met, Mr. Bradley is also entitled to 10% of all royalties that we receive from sources directly resulting from his efforts. On September 1, 2010 we extended Mr. Bradley’s employment under a replacement employment agreement. This agreement provides that Mr. Bradley is entitled to receive an annual salary of $175,000, with an additional monthly automobile allowance of $700. Mr. Bradley is entitled to participate in any and all employee benefit plans established for the employees of the Company. The employment agreement confers upon Mr. Bradley a right of first refusal with respect to any proposed sale of all or a substantial portion of the Company's assets. The employment agreement does not contain a covenant not to compete preventing Mr. Bradley from competing with the Company after the termination of the employment agreement. The employment agreement was renewed for a five (5) year period through August 31, 2015.

Michael Berk, President of Programming

On January 1, 2005, we entered into a five-year employment agreement with Mr. Michael Berk, our President of Programming pursuant to which we agreed to pay Mr. Berk an annual salary of $150,000 plus 10% of all royalties that we receive from sources directly resulting from his efforts. Mr. Berk took an unpaid leave of absence from July 1, 2009 through October 1, 2010, at which time we replaced Mr. Berk’s expired employment agreement. We extended Mr. Berk’s employment under a replacement employment agreement which provides that Mr. Berk is entitled to receive an annual salary of $150,000, with an additional monthly automobile allowance of $700. On October 1, 2010, the employment agreement was renewed for a five (5) year period through August 31, 2015, with amendments to include a monthly automobile allowance of $700.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the value of all unexercised options previously awarded to the Named Executive Officers at the fiscal year ended December 31, 2012.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Mark Bradley	100,000	-0-	$0.25	February 7, 2014	-0-	-0-
	1,500,000	-0-	$0.22	July 18, 2014	-0-	-0-
	100,000	-0-	$0.10	February 28, 2013	-0-	-0-
	250,000	-0-	$0.20	November 29, 2013	-0-	-0-
	1,500,000	-0-	$0.15	August 27, 2013	-0-	-0-
	50,000	-0-	$0.20	January 8, 2013	-0-	-0-
	250,000	-0-	$0.20	January 8, 2013	-0-	-0-
Michael Berk	100,000	-0-	$0.25	February 7, 2014	-0-	-0-
	100,000	-0-	$0.10	February 28, 2013	-0-	-0-
	250,000	-0-	$0.20	November 29, 2013	-0-	-0-
	50,000	-0-	$0.20	January 8, 2013	-0-	-0-
	250,000	-0-	$0.20	January 8, 2013	-0-	-0-

(1)	All outstanding options were fully vested on the date of grant.

36

Termination of Employment; Severance Agreements

Mr. Bradley and Mr. Berk are each parties to employment agreements with the Company that provide for severance benefits in the event their employment is terminated by the Company (other than as a result of death or for cause) or by the employee as a result of a material breach by the Company of the employment agreement. In the event of such termination, the employee will be entitled to his base salary and all benefits for the remainder of the term of the employment agreement plus a lump sum cash payment in an amount equal to two times his then current base salary and annual bonus (without regard to the performance requirements associated with such bonus). In addition, all outstanding stock options will be immediately vested. If the employee or his family is ineligible under the terms of any insurance to continue to be covered, the Company will either provide substantially equivalent coverage or pay the employee a lump sum payment equal to the value of the continuation of such insurance coverage.

Director Compensation

The table below summarizes the compensation that we paid to non-employee directors for the years ended December 31, 2012.

Name (a)	Year	Stock Awards ($) (c)	Option Awards ($) (d)	All Other Compensation ($) (g)(1)	Total ($) (h)
Doug Miller(1)	2012	$-0-	$16,807	$-0-	$16,807

The amounts in columns (c) and (d) reflect the fair value dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2012, in accordance with FASB ASC 718-10-30-2 of awards of stock and stock options and thus include amounts from awards granted in and prior to 2012. Assumptions used in the calculation of this amount are included in the footnotes to our audited financial statements for the year ended December 31, 2012 included in Part II, Item 8, Financial Statements and Supplementary Data of this Annual Report on Form 10-K.

(1)	On February 29, 2012 the Company granted Doug Miller cashless options to purchase 300,000 shares of its common stock in exchange for services rendered as a director. The options carry an exercise price of $0.08 per share, exercisable over 36 months from the grant date.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the $0.001 par value common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our $0.001 par value common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on May, 31, 2013 held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after May 31, 2013 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock. Unless otherwise indicated, the address of each listed stockholder is c/o Players Network, 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner(1)	Number of Shares		% of Class(2)	Number of Shares	% of Class(3)	Number of Shares		% of Class(4)	Total Voting Power(13)
Officers and Directors:
Mark Bradley, CEO and Director(5)	19,221,217		18.8%	1,000,000	50%	–		–	24.8%
Michael Berk, President of Programming and Director(6)(7)	6,467,193		6.6%	1,000,000	50%	–		–	19.3%
Doug Miller, Director(8)(9)	1,100,000		1.1%	–	–	–		–	*
James Bates, Director(10)	650,000		*	–	–	–		–	*
Directors and Officers as a Group (5 persons)	27,438,410		26.4%	2,000,000	100%	4,349,339		100%	44.3%
5% Holders:
David W. Tice	7,554,768	(11)	7.7%	–	–	4,349,339	(12)	100%	12.7%(14)

* less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock or Series A Preferred Stock owned by such person.

(2) Percentage of beneficial ownership is based upon 97,951,859 shares of common stock outstanding as of May 31, 2013. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of May 31, 2013, including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3) Percentage of beneficial ownership is based upon 2,000,000 shares of Series A Preferred Stock outstanding as of May 31, 2013.

(4) Percentage of beneficial ownership is based upon 4,349,339 shares of Series B Preferred Stock outstanding as of May 31, 2013.

(5) Includes stock options to purchase 4,299,565 shares of common stock exercisable within 60 days of May 31, 2013 and 25,000 shares held for the benefit of Mr. Bradley’s minor daughter.

(6) Includes (i) 38,000 shares held by MJB Productions, which is 100% owned by Mr. Berk, (ii) options to purchase 350,000 shares of common stock exercisable within 60 days of May 31, 2013.

(7) Excludes (i) 125,000 shares held by Mr. Berk’s ex-wife, and (ii) 125,000 shares by Mr. Berk’s adult son.

(8) Includes options to purchase 850,000 shares of common stock exercisable within 60 days of May 31, 2013.

(9) Excludes (i) 100,000 shares held by Mr. Miller’s adult son.

(10) Includes options to purchase 350,000 shares of Common Stock exercisable within 60 days of May 31, 2013.

38

(11) Information based on Schedule 13D filed with the SEC on October 19, 2011, Form 4 filed on October 10, 2011 and October 11, 2011 and the Company’s shareholder reports.

(12) Includes 4,349,339 shares of Series B Preferred, which is convertible into 5,544,702 shares of common stock, held by Tice Capital, LLC. Mr. Tice is the sole member and manager of Tice Capital, LLC and has voting and dispositive control over the shares held by Tice Capital, LLC. Therefore, Mr. Tice is deemed to be the beneficial owner of these shares.

(13) Series A Preferred Stock carries preferential voting power of 25:1. Both MR. Bradley and Mr. Berk hold 1 million shares of Series A Preferred Stock, and carry 25 million additional votes each.

(14) Includes 7,554,768 votes based on Mr. Tice’s Series B Preferred Stock Warrants that are convertible into common shares and carry an equal number of common stock votes.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

39

INDEX TO FINANCIAL STATEMENTS

Interim Unaudited Condensed Financial Statements

June 30, 2013

F-1

PLAYERS NETWORK

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
Assets	(Unaudited)

Current assets:
Cash	$590	$2,076
Deferred television costs	116,454	116,454
Prepaid expenses	175	385
Total current assets	117,219	118,915

Investments, cost method	–	–
Fixed assets, net	74,231	85,704
Debt issuance costs, net	11,252	12,695

Total Assets	$202,702	$217,314

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$632,173	$609,325
Accrued expenses	202,556	225,439
Deferred revenues	135,000	135,000
Convertible debentures, net of discounts of $155,773 and $196,092 at June 30, 2013 and December 31, 2012, respectively	62,227	19,408
Short term debt, currently in default	35,000	35,000
Derivative liabilities	448,099	356,608
Total current liabilities	1,515,055	1,380,780

Total Liabilities	1,515,055	1,380,780

Stockholders' (Deficit):
Series A convertible preferred stock, $0.001 par value, 2,000,000 shares authorized; 2,000,000 shares issued and outstanding	2,000	2,000
Series B convertible preferred stock, $0.001 par value, 10,873,347 shares authorized; 4,349,339 shares issued and outstanding	4,349	4,349
Common stock, $0.001 par value, 600,000,000 shares authorized; 99,865,775 and 69,488,757 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	99,866	69,489
Additional paid-in capital	21,314,891	20,619,590
Accumulated (deficit)	(22,733,459)	(21,858,894)
Total Stockholders' (Deficit)	(1,312,353)	(1,163,466)

Total Liabilities and Stockholders' (Deficit)	$202,702	$217,314

See accompanying notes to financial statements.

F-2

PLAYERS NETWORK

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue:	$386	$11,225	$1,079	$30,699

Expenses:
Direct operating costs	41,194	28,555	77,269	49,376
General and administrative	80,158	103,148	223,260	230,147
Officer salaries	45,850	85,450	119,115	170,900
Salaries and wages	7,780	19,741	18,425	39,693
Bad debts (recoveries)	–	10,000	–	9,760
Depreciation and amortization	5,736	5,736	11,473	11,473
Total operating expenses	180,718	252,630	449,542	511,349

Net operating loss	(180,332)	(241,405)	(448,463)	(480,650)

Other income (expense):
Other income	–	10,000	–	21,299
Gain on sale of fixed assets	–	–	–	5,250
Loss on debt conversions	(1,625)	–	(1,625)	–
Interest expense	(60,940)	(7,334)	(232,660)	(7,902)
Change in derivative liabilities	(189,745)	(194,940)	(191,817)	(194,940)
Total other income (expense)	(252,310)	(192,274)	(426,102)	(176,293)

Net loss	$(432,642)	$(433,679)	$(874,565)	$(656,943)

Weighted average number of common shares outstanding - basic and fully diluted	92,951,300	64,934,889	84,080,243	63,413,385

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

See accompanying notes to financial statements.

F-3

PLAYERS NETWORK

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities
Net (loss)	$(874,565)	$(656,943)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Bad debts expense (recoveries)	–	9,760
Depreciation and amortization expense	11,473	11,473
Gain on sale of fixed assets	–	(5,250)
Change in fair market value of derivative liabilities	191,817	194,940
Amortization of convertible note payable discounts	208,726	6,258
Amortization of debt issuance costs	16,203	–
Stock issued for services and losses on debt conversions	106,755	135,415
Stock issued for compensation, related party	144,787	142,000
Options and warrants granted for services	18,413	8,404
Options and warrants granted for services, related party	23,937	16,807
Decrease (increase) in assets:
Accounts receivable	–	(5,760)
Deferred television costs	–	(124,431)
Prepaid expenses	210	14,832
Increase (decrease) in liabilities:
Deferred revenues	–	122,953
Accounts payable	15,588	4,997
Accrued expenses	(14,830)	(30,955)
Net cash used in operating activities	(151,486)	(155,500)

Cash flows from investing activities
Proceeds from the sale of fixed assets	–	10,162
Net cash provided by investing activities	–	10,162

Cash flows from financing activities
Proceeds from convertible debentures	197,500	58,000
Proceeds from long term debt	–	–
Repayment of long term debt	(40,000)	–
Payments on debt issuance costs	(7,500)	–
Proceeds from sale of common stock	–	25,000
Proceeds from sale of common stock, related party	–	20,000
Net cash provided by financing activities	150,000	103,000

Net increase (decrease) in cash	(1,486)	(42,338)
Cash - beginning	2,076	49,208
Cash - ending	$590	$6,870

Supplemental disclosures:
Interest paid	$2,358	$437
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Value of debt discounts	$168,907	$58,000
Value of shares issued for conversion of debt	$171,053	$–
Value of derivative adjustment due to debt conversions	$260,733	$–

See accompanying notes to financial statements.

F-4

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 1 – Basis of Presentation

The interim condensed financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to not make the information presented misleading.

These statements reflect all adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. It is suggested that these interim condensed financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2012 and notes thereto included in the Company's 10-K annual report. The Company follows the same accounting policies in the preparation of interim reports.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. In addition, the Company had debt instruments that required fair value measurement on a recurring basis.

Cost Method of Accounting for Investments

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such Investee companies is not included in the Balance Sheet or Statement of Operations. However, impairment charges are recognized in the Statement of Operations. If circumstances suggest that the value of the Investee Company has subsequently recovered, such recovery is not recorded. Impairment analysis on our investments which are accounted for on the cost method of accounting resulted in complete impairment at December 31, 2012.

Revenue Recognition

The Company recognizes revenue from its internet television platform from internally generated products and from partnered merchants when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria are met when the customers purchase a product or access a web-based video, the product or web-based video has been electronically delivered to the purchaser and payment has been received. At that time, the Company's obligations to the customer is substantially complete. The Company records the net amount it retains from the sale of items from its internet television platform after paying any agreed upon percentage of the purchase price to the featured advertising merchant excluding any applicable taxes. Revenue is recorded on a net basis because the Company is acting as an agent of the partnered merchant in the transaction. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Network revenue consists of monthly network broadcast subscription revenue, which is recognized over the period in which the subscription service is available. Broadcast television advertising revenue is recognized when advertisements are aired. Video production revenue is recognized as digital video film is completed and accepted by the customer and collection is reasonably assured.

Revenue from the distribution of domestic television series is recognized as earned using the following criteria:

•	Persuasive evidence of an arrangement exists;
•	The show/episode is complete, and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery;
•	The license period has begun and the customer can begin its exploitation, exhibition or sale;
•	The price to the customer is fixed and determinable; and
•	Collectability is reasonably assured.

F-5

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Due to practical limitations applicable to operating relationships with On-Demand networks, the Company has not considered collectability of advertising or television license revenues to be reasonably assured, and accordingly, the Company has not recognize such revenue unless payment has been received.

Audio/Video content licensing revenues were recognized when the underlying royalties from the sales of the related products were earned. The Company recognized minimum revenue guarantees, if any, ratably over the term of the license or as earned royalties based on actual sales of the related products, if greater.

Deferred revenues consist of the following at June 30, 2013 and December 31, 2012:

	June 30,	December 31,
	2013	2012
Deferred revenues on television pilot episodes	$135,000	$135,000
Deferred revenues on audio/video content licensing	–	–
Total deferred revenues	$135,000	$135,000

Derivative Liability

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. We analyzed the derivative financial instruments (the Convertible Note and tainted Warrant), in accordance with ASC 815. The objective is to provide guidance for determining whether an equity-linked financial instrument is indexed to an entity’s own stock. This determination is needed for a scope exception which would enable a derivative instrument to be accounted for under the accrual method. The classification of a non-derivative instrument that falls within the scope of ASC 815-40-05 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” also hinges on whether the instrument is indexed to an entity’s own stock. A non-derivative instrument that is not indexed to an entity’s own stock cannot be classified as equity and must be accounted for as a liability. There is a two-step approach in determining whether an instrument or embedded feature is indexed to an entity’s own stock. First, the instrument's contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument's settlement provisions. The Company utilized multinomial lattice models that value the derivative liability within the notes based on a probability weighted discounted cash flow model. The Company utilized the fair value standard set forth by the Financial Accounting Standards Board, defined as the amount at which the assets (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

Deferred Television Costs

Deferred television costs as of June 30, 2013, included direct production and development costs stated at the lower of cost or net realizable value based on anticipated revenue. Production overhead is not included as the Company outsources its production costs to third party vendors. Capitalized television production costs for each pilot episode are to be expensed as revenues are recognized upon delivery and acceptance of the completed pilot episodes using the individual-film-forecast-computation method for each television show produced.

Deferred television costs consist of the following at June 30, 2013 and December 31, 2012:

	June 30,	December 31,
	2013	2012
Development and pre-production costs	$–	$–
In-production	68,264	68,264
Post production	48,190	48,190
Total deferred television costs	$116,454	$116,454

Due to practical limitations applicable to monetizing our developed content over On-Demand networks, the Company has not considered collectability of advertising or television license revenues to be reasonably assured, and accordingly, the Company has expensed production costs related to the development of our On-Demand and internet-based content as incurred.

F-6

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

In February 2013, FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying condensed financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($22,733,459), and as of June 30, 2013, the Company’s current liabilities exceeded its current assets by $1,397,836 and its total liabilities exceeded its total assets by $1,312,353. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 3 – Related Party

Officers

On May 1, 2013, the Company’s Board of Directors granted the issuance of 2,000,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $38,000 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company’s Board of Directors granted the issuance of 1,294,066 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $24,587 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company’s Board of Directors granted the issuance of 620,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $31,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company’s Board of Directors granted the issuance of 760,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $38,000 based on the closing price of the Company’s common stock on the date of grant.

Officer compensation expense was $73,265 and $85,450 at June 30, 2013 and 2012, respectively. The balance owed was $62,374 and $29,345 at June 30, 2013 and 2012, respectively.

Board of Directors

On May 1, 2013, the Company issued 150,000 shares of restricted common stock as a bonus for board services provided to one of our Directors. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued another 150,000 shares of restricted common stock as a bonus for board services provided to another one of our Directors. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company’s Board of Directors granted 300,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $11,048.

On January 8, 2013, the Company’s Board of Directors granted 100,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $3,683.

On January 8, 2013, the Company’s Board of Directors granted 250,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $9,206.

Officer and Director Changes

On January 8, 2013, Mr. Jim Bates was appointed to the Company’s Board of Directors. He subsequently resigned on June 3, 2013.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

F-8

Players Network

Notes to Condensed Financial Statements

(Unaudited)

The Company has convertible notes that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of June 30, 2013 and December 31, 2012:

	Fair Value Measurements at June 30, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$590	$–	$–
Total assets	590	–	–
Liabilities
Convertible debentures, net of discounts of $155,773	–	–	62,227
Short term debt	–	35,000	–
Derivative liability	–	–	448,099
Total liabilities	–	35,000	510,326
	$590	$(35,000)	$(510,326)

	Fair Value Measurements at December 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash	$2,076	$–	$–
Total assets	2,076	–	–
Liabilities
Convertible debentures, net of discounts of $196,092	–	–	19,408
Short term debt	–	35,000	–
Derivative liability	–	–	356,608
Total liabilities	–	35,000	376,016
	$2,076	$(35,000)	$(376,016)

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the six months ended June 30, 2013 or the year ended December 31, 2012.

Note 5 – Investments

On May 11, 2011 we acquired a 10% interest in ICI, and a 10% interest in ICB, Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired the interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed on our website. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

On November 1, 2012, the Company elected to convert a note receivable of $22,477, consisting of $20,000 of principal and $2,477 of interest receivable in exchange for an additional 7.5% ownership interest in ICI, and 7.5% interest in ICB. The conversion resulted in a total ownership of 17.5% in both entities as of November 1, 2012. Both the investments and the note receivable had been written off as impaired on December 31, 2011 due to valuation and collectability uncertainties, as a result the 17.5% investment in both entities are not on the balance sheets as of June 30, 2013 and December 31, 2012.

F-9

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 6 – Fixed Assets

Fixed assets consist of the following at June 30, 2013 and December 31, 2012, respectively:

	June 30,	December 31,
	2013	2012
Office equipment	$12,898	$12,898
Website development costs	99,880	99,880
Furniture and fixtures	2,730	2,730
Less accumulated depreciation	(41,277)	(29,804)
	$74,231	$85,704

During the six months ended June 30, 2012, we realized a gain on the sale of assets in the amount of $5,250 from total proceeds of $10,162 received amongst two individuals for the sale of fixed assets with a combined carrying value of $4,912.

Depreciation and amortization expense totaled $11,473 and $11,473 for the six months ended June 30, 2013 and 2012, respectively.

Note 7 – Accrued Expenses

As of June 30, 2013 and December 31, 2012 accrued expenses included the following:

	June 30,	December 31,
	2013	2012
Customer Deposits	$13,500	$13,500
Accrued Payroll, Officers	40,037	68,808
Accrued Payroll and Payroll Taxes	135,234	135,234
Accrued Interest	13,785	7,897
	$202,556	$225,439

Note 8 – Convertible Debentures

Convertible debentures consist of the following at June 30, 2013 and December 31, 2012, respectively:

	June 30,	December 31,
	2013	2012
On March 13, 2013, the Company received net proceeds of $25,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $27,500 (“Second JMJ Note”), which matures on March 12, 2014, as part of a larger financing agreement that enables the Company to draw total proceeds of $400,000 at the discretion of the lender. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty five percent (65%) of the lowest trading price of the Company’s common stock over the twenty five (25) trading days prior to the conversion request date. The note carries a one-time twelve percent (12%) of principal interest charge if the note isn’t repaid within the first ninety (90) days, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company amortized the $2,500 original issuance discount over the life of the loan on the straight line method. The Company recognized an additional $178 and $-0- of interest expense on the discount during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The Company must at all times reserve at least 35 million shares of common stock for potential conversions.	$27,500	$–

F-10

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Unsecured $35,000 convertible promissory note originated on May 8, 2013, carries an 8% interest rate (“Seventh Asher Note”), and matures on February 13, 2014. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (55%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $472 and $-0- of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively.	35,000	–

On March 13, 2013, the Company received net proceeds of $55,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $60,500 (“First JMJ Note”), which matures on March 12, 2014, as part of a larger financing agreement that enables the Company to draw total proceeds of $400,000 at the discretion of the lender. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty five percent (65%) of the lowest trading price of the Company’s common stock over the twenty five (25) trading days prior to the conversion request date. The note carries a one-time twelve percent (12%) of principal interest charge if the note isn’t repaid within the first ninety (90) days, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The principal interest charge of $7,260 is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $503 and $-0- of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The Company amortized the $5,500 original issuance discount over the life of the loan on the straight line method. The Company recognized an additional $1,646 and $-0- of interest expense on the discount during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The Company must at all times reserve at least 35 million shares of common stock for potential conversions.	60,500	–

On February 5, 2013, the Company received net proceeds of $5,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $5,500, which matured on March 4, 2013. The principal and interest was convertible into shares of common stock in the event of default at the discretion of the note holder at a price equal to the lesser of sixty percent (60%) of the five (5) day average bid price of the Company’s common stock over the five (5) trading days prior to the conversion request date. The principal and interest was repaid in full prior to maturity on February 23, 2013 out of the proceeds from the Sixth Asher Note described below.	–	–

Unsecured $42,500 convertible promissory note originated on February 19, 2013, carries an 8% interest rate (“Sixth Asher Note”), and matures on November 21, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (55%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,191 and $-0- of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively.	42,500	–

Unsecured $32,500 convertible promissory note originated on January 11, 2013, carries an 8% interest rate (“Fifth Asher Note”), and matures on September 16, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (58%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,713 and $-0- of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively.	35,000	–

F-11

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Unsecured $32,500 convertible promissory note carries an 8% interest rate (“Fourth Asher Note”), matures on September 14, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (58%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,957 and $172 of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The note holder elected to convert $15,000 of principal in exchange for 738,916 shares of common stock on June 19, 2013. The conversion was in accordance with the terms of the note; therefore no gain or loss has been recognized.	17,500	32,500

On November 6, 2012, the Company received net proceeds of $27,000 in exchange for a non-interest bearing, unsecured convertible promissory note (“Dutchess Capital Note”) with a face value of $35,000 that matures on May 6, 2013. Upon an event of default, the face value is convertible into shares of common stock at the discretion of the note holder at a price equal to, the lesser of either (i) 60% of the lowest closing bid price during the twenty (20) trading days immediately preceding the Notice of Conversion or (ii) seven cents ($0.07) per share. On the ninetieth (90th) day following Closing, the Company shall make mandatory monthly payments to the Holder in the amount of one thousand ($1,000) per month. The Company paid a debt issuance cost of $3,050 and 73,000 shares of restricted stock with a fair market value of $5,110, based on the Company’s closing stock price on the date of grant, and $3,050 in cash. The debt issuance costs were amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $5,787 and $2,373 of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The Company amortized the $5,000 original issuance discount over the life of the loan on the straight line method. The Company recognized an additional $3,500 and $1,500 of interest expense on the discount during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The principal and accrued interest was paid in full on March 15, 2012 out of the proceeds from the First JMJ Note and the convertible promissory note was canceled.	–	35,000

Unsecured $37,500 convertible promissory note carries an 8% interest rate (“Third Asher Note”), matures on June 10, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,453 and $1,047 of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The note holder elected to convert $10,500, $12,000 and $15,000 of principal and $1,500 of accrued interest in exchange for 1,967,213, 1,973,684 and 2,400,000 shares of common stock on March 13, 2013, March 24, 2013 and April 12, 2013, respectively, and the note was converted in full. The conversions were in accordance with the terms of the note; therefore no gain or loss has been recognized.	–	37,500

F-12

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Unsecured $50,000 convertible promissory note carries an 8% interest rate (“Continental Note”), matures on May 31, 2013. On April 30, 2013, Continental Equities, LLC sold and assigned the remaining principal and accrued interest with all rights and privileges in the original note without recourse to an individual investor who partnered with the Mother of our CEO. The note hereafter shall be referred to as the, (“Roberts Note”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to 30% of the average of the three lowest reported daily sale or daily closing bid prices (whichever is the lower) for the Company’s common stock as reported on the OTCQB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded) during the thirty (30) trading days immediately preceding the Conversion Date, subject to adjustment as provided herein (including, without limitation, adjustment pursuant to Section 6), or a fixed conversion price of $0.001 per share, whichever is greater. Interest shall be due and payable, in arrears, on the last day of each month while any portion of the Principal Amount remains outstanding. The note carries a twenty two percent (16%) interest rate in the event of default. The Company paid a debt issuance cost of $1,500 that was amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $768 and $732 of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The note holder elected to convert $10,000, $5,000, $10,000 and $25,000 of principal and $2,233 of accrued interest in exchange for 925,925, 657,894, 1,250,000 and 6,933,250 shares of common stock on March 1, 2013, March 25, 2013, April 3, 2013 and May 15, 2013, respectively, in accordance with the terms of the note; therefore no gain or loss has been recognized. In addition, 178,571 shares were issued in excess of the conversion terms of the note on April 3, 2013. The fair value of the common stock was $1,625 based on the closing price of the Company’s common stock on the date of grant, and was expensed as a loss on debt conversion.	–	50,000

Unsecured $37,500 convertible promissory note carries an 8% interest rate (“Second Asher Note”), matures on April 12, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that was amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $924 and $1,576 of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The note holder elected to convert a total of $15,000 of principal in exchange for 914,634 shares of common stock on February 5, 2013, and $22,500 of principal and $1,500 of accrued interest in exchange for 2,162,162 shares of common stock on February 19, 2013, and the note was converted in full. The conversions were in accordance with the terms of the note; therefore no gain or loss has been recognized.	–	37,500

F-13

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Unsecured $58,000 convertible promissory note carries an 8% interest rate (“First Asher Note”), matures on February 7, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $3,000 that was amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,435 and $1,565 of interest expense related to these debt issuance costs during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The note holder elected to convert a total of $35,000 of principal in exchange for 1,287,878 shares of common stock during the year ended December 31, 2012. The remaining $23,000 of principal and $2,320 of accrued interest was converted in exchange for 1,233,703 shares of common stock during January of 2012, and the note was converted in full. The conversions were in accordance with the terms of the note; therefore no gain or loss has been recognized.	$–	$23,000

Total convertible debenture	218,000	215,500
Less: unamortized debt discount	(155,773)	(196,092)
Convertible debenture	$62,227	$19,408

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $160,407 and $255,500 for the variable conversion feature of the convertible debts incurred during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. The discounts, along with additional Original Issue Discounts of $8,500 and $5,000 during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively, are being amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $209,226 and $-0- of interest expense pursuant to the amortization of the note discounts during the six months ended June 30, 2013 and 2012, respectively.

The seven “Asher” convertible debentures carry default provisions that place a “maximum share amount” on the note holders. The maximum share amount that can be owned as a result of the conversions to common stock by the note holders is 4.99% of the Company’s issued and outstanding shares.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a lattice model.

Note 9 – Short Term Debt

Short-term debt consists of the following at June 30, 2013 and December 31, 2012, respectively:

	June 30,	December 31,
	2013	2012
4% unsecured debenture, due June 7, 2012. Currently in default.	$35,000	$35,000

Accrued interest on the above promissory note totaled $2,192 and $1,492 at June 30, 2013 and December 31, 2012, respectively.

The following presents components of interest expense by instrument type at June 30, 2013 and 2012, respectively:

	June 30,	June 30,
	2013	2012
Interest on convertible debentures	$13,252	$507
Amortization of discount on convertible debentures	203,580	6,258
Amortization of debt issuance costs	16,203	–
Interest on short term debt	700	700
Accounts payable related finance charges	550	437
	$234,285	$7,902

F-14

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 10 – Derivative Liabilities

As discussed in Note 8 under Convertible Debentures, the Company issued convertible notes payable that provide for the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted and all additional convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a lattice model. The Company recorded current derivative liabilities of $448,099 and $356,608 at June 30, 2013 and December 31, 2012, respectively. The change in fair value of the derivative liabilities resulted in a loss of $191,817 and $194,940 for the six months ended June 30, 2013 and 2012, respectively, which has been reported as other income (expense) in the statements of operations. The loss of $191,817 for the six months ended June 30, 2013 consisted of a loss of $87,115 due to the value in excess of the face value of the convertible notes, a gain of ($3,376) attributable to the fair value of preferred stock, a gain of ($18,039) attributable to the fair value of warrants and a net loss in market value of $126,117 on the convertible notes. The loss of $194,940 for the six months ended June 30, 2012 consisted of a loss of $31,118 due to the value in excess of the face value of the convertible notes, a loss of $62,065 attributable to the fair value of warrants, a loss of $91,594 attributable to the fair value of warrants and a net loss in market value of $10,163 on the convertible notes.

The following presents the derivative liability value by instrument type at June 30, 2013 and December 31, 2012, respectively:

	June 30,	December 31,
	2013	2012
Convertible debentures	$420,971	$308,065
Common stock warrants	4,775	22,814
Convertible preferred stock	22,353	25,729
	$448,099	$356,608

The following is a summary of changes in the fair market value of the derivative liability during the six months ended June 30, 2013 and the year ended December 31, 2012:

Derivative
Liability
Total
Balance, December 31, 2011	$–
Increase in derivative value due to issuances of convertible promissory notes	376,957
Increase in derivative value attributable to tainted warrants	64,230
Change in fair market value of derivative liabilities due to the mark to market adjustment	(26,101)
Debt conversions	(58,478)
Balance, December 31, 2012	$356,608
Increase in derivative value due to issuances of convertible promissory notes	247,522
Change in fair market value of derivative liabilities due to the mark to market adjustment	104,702
Debt conversions	(260,733)
Balance, June 30, 2013	$448,099

Key inputs and assumptions used to value the convertible debentures and warrants issued during the six months ended June 30, 2013 and the year ended December 31, 2012:

•	Stock prices on all measurement dates were based on the fair market value and would fluctuate with projected volatility.
•	The warrant exercise prices ranged from $0.15 to $1.00, exercisable over 2 to 3 year periods from the grant date.
•	The holders of the securities would convert monthly to the ownership limit starting at 4.99% increasing by 10% per month.
•	The holders would automatically convert the note at the maximum of 3 times the conversion price if the Company was not in default.
•	The monthly trading volume would reflect historical averages and would increase at 1% per month.
•	The Company would redeem the notes based on availability of alternative financing, increasing 2% monthly to a maximum of 10%.
•	The holder would automatically convert the note at maturity if the registration was effective and the Company was not in default.
•	The computed volatility was projected based on historical volatility.

F-15

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 11 – Changes in Stockholders’ Equity (Deficit)

Convertible Preferred Stock

The Company has designated 2,000,000 shares of Series A convertible preferred stock (“Series A”) and 10,873,347 shares of Series B convertible preferred stock (“Series B”), of which 2,000,000 shares and 4,349,339 shares are issued and outstanding, respectively, from the 25,000,000 shares authorized. A total of 12,126,653 shares remain undesignated. The Series A shares carry 25:1 preferential voting rights.

No preferred shares were issued during the six months ended June 30, 2013.

Common Stock

The Company amended its Articles of Incorporation on April 29, 2013 to increase the authorized shares of common stock from 150,000,000 shares to 600,000,000 shares, of which 99,865,775 shares were issued and outstanding and 286,058,934 shares were reserved as of June 30, 2013.

Common Stock Issuances for Debt Conversions

On June 19, 2013, the Company issued 738,916 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Fourth Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On May 15, 2013, the Company issued 6,933,250 shares of common stock pursuant to the conversion of $27,733, consisting of $25,000 of outstanding principal and $2,733 of accrued interest, on the Roberts Note (formerly the Continental Equities Note). The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On April 12, 2013, the Company issued 2,400,000 shares of common stock pursuant to the conversion of $12,000, consisting of $10,500 of outstanding principal and $1,500 of accrued interest on the Third Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On April 3, 2013, the Company issued 1,428,571 shares of common stock pursuant to the conversion of $10,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized, other than 178,571 of the shares that were issued in excess of the terms of conversion. As a result, a loss on conversion of $1,625 was recognized.

On March 25, 2013, the Company issued 657,894 shares of common stock pursuant to the conversion of $5,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 25, 2013, the Company issued 1,973,684 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Third Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 13, 2013, the Company issued 1,967,213 shares of common stock pursuant to the conversion of $12,000 of outstanding principal on the Third Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 1, 2013, the Company issued 925,925 shares of common stock pursuant to the conversion of $10,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On February 19, 2013, the Company issued 2,162,162 shares of common stock pursuant to the conversion of $24,000 of convertible debt, consisting of $22,500 of principal and $1,500 of accrued and unpaid interest, on the Second Asher Note. The note was converted in accordance with the conversion 0terms; therefore no gain or loss has been recognized.

On February 5, 2013, the Company issued 914,634 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Second Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On January 16, 2013, the Company issued 516,000 shares of common stock pursuant to the conversion of $10,320 of convertible debt, consisting of $8,000 of principal and $2,320 of accrued and unpaid interest, on the First Asher Note. The note was converted in accordance with the conversion 0terms; therefore no gain or loss has been recognized.

F-16

Players Network

Notes to Condensed Financial Statements

(Unaudited)

On January 2, 2013, the Company issued 717,703 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the First Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances for Services

On June 3, 2013, the Company issued 175,000 shares of restricted common stock for administrative services provided by one of our employees. The total fair value of the common stock was $5,250 based on the closing price of the Company’s common stock on the date of grant.

On June 3, 2013, the Company issued 1,000,000 shares of restricted common stock for video production services provided by one of our vendors. The total fair value of the common stock was $30,000 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company’s Board of Directors granted the issuance of 2,000,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $38,000 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company’s Board of Directors granted the issuance of 1,294,066 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $24,587 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 150,000 shares of restricted common stock as a bonus for board services provided by one of our Directors. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued another 150,000 shares of restricted common stock as a bonus for board services provided by another one of our Directors. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 675,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $12,825 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company granted 150,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company granted 300,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $5,700 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company granted 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $1,900 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 50,000 shares of restricted common stock for consulting services provided by one of our Directors. The total fair value of the common stock was $950 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 125,000 shares of restricted common stock for consulting services provided by one of our Directors. The total fair value of the common stock was $2,375 based on the closing price of the Company’s common stock on the date of grant.

On March 13, 2013, the Company issued 600,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $13,200 based on the closing price of the Company’s common stock on the date of grant.

On February 19, 2013, the Company granted 200,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $4,400 based on the closing price of the Company’s common stock on the date of grant.

F-17

Players Network

Notes to Condensed Financial Statements

(Unaudited)

On January 8, 2013, the Company issued 300,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company granted 50,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company issued 150,000 shares of restricted common stock for consulting services provided by one of our Directors. The total fair value of the common stock was $7,500 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company issued 620,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $31,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company issued 760,000 shares of common stock to its President of Programming for unpaid compensation. The total fair value of the common stock was $38,000 based on the closing price of the Company’s common stock on the date of grant.

On January 7, 2013, the Company issued 142,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $5,680 based on the closing price of the Company’s common stock on the date of grant.

Note 12 – Warrants and Options

Options Granted

On January 8, 2013, the Company’s Board of Directors granted 300,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $11,048.

On January 8, 2013, the Company’s Board of Directors granted 100,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $3,683.

On January 8, 2013, the Company’s Board of Directors granted 250,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $9,206.

On January 8, 2013, the Company’s Board of Directors granted 500,000 fully vested common stock options as compensation for services to a consultant. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $18,413.

Warrants Granted

No warrants were granted during the six months ended June 30, 2013.

Options Expired

On January 9, 2013, a total of 750,000 options amongst five option holders expired.

On March 1, 2013, a total of 375,000 options amongst four option holders expired.

F-18

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Warrants Expired

On various dates between March 1, 2013 and March 23, 2013, a total of 1,400,000 warrants expired.

On various dates between April 1, 2013 and June 10, 2013, a total of 1,360,000 warrants expired.

Options and Warrants Exercised

No options or warrants were exercised during the six months ended June 30, 2013.

Note 13 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the six months ended June 30, 2013 and the year ended December 31, 2012, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2013, the Company had approximately $14,530,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

The components of the Company’s deferred tax asset are as follows:

	June 30,	December 31,
	2013	2012
Deferred tax assets:
Net operating loss carry forwards	$5,085,500	$4,515,000

Net deferred tax assets before valuation allowance	5,085,500	4,515,000
Less: Valuation allowance	(5,085,500)	(4,515,000)
Net deferred tax assets	$–	$–

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2013 and December 31, 2012, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	June 30,	December 31,
	2013	2012

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 14 – Subsequent Events

Convertible Debentures

On July 30, 2013, the Company issued a $25,500 convertible promissory note to Asher Enterprises, Inc. in exchange for net proceeds of $23,000. The unsecured $35,000 convertible promissory note originated on July 30, 2013, carries an 8% interest rate (“Eighth Asher Note”), and matures on May 1, 2014. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to thirty five percent (35%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ninety (90) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan.

F-19

Players Network

Notes to Condensed Financial Statements

(Unaudited)

On July 5, 2013, the Company and Dutchess Opportunity Fund II, LP (“Dutchess”) amended the Investment Agreement dated November 7, 2012 to (1) set the Suspension Price at one cent ($0.01) per share, and (2) clarify that the Investment Agreement cannot be assigned. As of the date of this filing, the Company has not received any funds under this agreement.

Common Stock Offerings

On July 1, 2013, the Company sold 300,000 shares of its common stock and an equal number of warrants, exercisable at $0.08 per share over an eighteen month period pursuant to a unit offering in exchange for total proceeds of $6,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Issuances for Debt Conversions

On August 9, 2013, the Company issued 2,937,500 shares of common stock pursuant to the conversion of $18,800, consisting of $17,500 of outstanding principal and $1,300 of accrued interest, on the Fourth Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Players Network

We have audited the accompanying balance sheets of Players Network as of December 31, 2012 and 2011 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Players Network as of December 31, 2012 and 2011, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 11, 2013

F-21

PLAYERS NETWORK

BALANCE SHEETS

	December 31,	December 31,
	2012	2011
Assets

Current assets:
Cash	$2,076	$49,208
Accounts receivable, net of allowance for doubtful accounts of $-0- and $240, at December 31, 2012 and 2011, respectively	–	4,000
Deferred television costs	116,454	–
Prepaid expenses	385	15,082
Total current assets	118,915	68,290

Investments, cost method	–	–
Fixed assets, net	85,704	113,561
Debt issuance costs, net	12,695	–

Total Assets	$217,314	$181,851

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$609,325	$581,970
Accrued expenses	225,439	209,183
Deferred revenues	135,000	92,405
Convertible debentures, net of discounts of $196,092 and $-0- at December 31, 2012 and 2011, respectively	19,408	–
Short term debt, currently in default	35,000	35,000
Derivative liabilities	356,608	–
Total current liabilities	1,380,780	918,558

Total Liabilities	1,380,780	918,558

Stockholders' (Deficit):
Series A convertible preferred stock, $0.001 par value, 2,000,000 shares authorized; 2,000,000 shares issued and outstanding	2,000	2,000
Series B convertible preferred stock, $0.001 par value, 10,873,347 shares authorized; 4,349,339 shares issued and outstanding	4,349	4,349
Common stock, $0.001 par value, 150,000,000 shares authorized; 69,488,757 and 61,131,390 shares issued and outstanding at December 31, 2012 and 2011, respectively	69,489	61,131
Additional paid-in capital	20,619,590	19,927,741
Accumulated (deficit)	(21,858,894)	(20,731,928)
Total Stockholders' (Deficit)	(1,163,466)	(736,707)

Total Liabilities and Stockholders' (Deficit)	$217,314	$181,851

The accompanying notes are an integral part of these financial statements.

F-22

PLAYERS NETWORK

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2012	2011

Revenue:	$137,904	$75,367

Expenses:
Direct operating costs	184,831	328,640
General and administrative	420,994	336,528
Officer salaries	343,531	477,854
Salaries and wages	71,322	80,332
Bad debts (recoveries)	(240)	15,240
Depreciation and amortization	22,945	8,725
Total operating expenses	1,043,383	1,247,319

Net operating loss	(905,479)	(1,171,952)

Other income (expense):
Other income	13,020	17,115
Gain on sale of fixed assets	5,250	–
Impairment of cost method investment	–	(25,499)
Interest income	500	–
Interest (expense)	(75,671)	(1,145)
Change in derivative liabilities	(164,586)	–
Total other income (expense)	(221,487)	(9,529)

Net loss	$(1,126,966)	$(1,181,481)

Weighted average number of common shares outstanding - basic and fully diluted	65,274,241	60,219,637

Net (loss) per share - basic and fully diluted	$(0.02)	$(0.02)

The accompanying notes are an integral part of these financial statements.

F-23

PLAYERS NETWORK

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, December 31, 2010	2,000,000	$2,000	4,349,339	$4,349	59,534,226	$59,535	$19,309,159	$(19,550,447)	$(175,404)

Shares issued for cash, related party	–	–	–	–	869,565	869	199,131	–	200,000

Shares cancelled for non-performance of services	–	–	–	–	(1,590,000)	(1,590)	1,590	–	–

Shares issued for services	–	–	–	–	1,108,334	1,108	148,809	–	149,917

Shares issued for compensation, related party	–	–	–	–	1,209,265	1,209	97,649	–	98,858

Options granted for services	–	–	–	–	–	–	15,243	–	15,243

Options granted for compensation, related party	–	–	–	–	–	–	156,160	–	156,160

Net (loss) for the year ended December 31, 2011								(1,181,481)	(1,181,481)

Balance, December 31, 2011	2,000,000	$2,000	4,349,339	$4,349	61,131,390	$61,131	$19,927,741	$(20,731,928)	$(736,707)

Shares issued for cash	–	–	–	–	250,000	250	24,750	–	25,000

Shares issued for cash, related party	–	–	–	–	200,000	200	19,800	–	20,000

Shares cancelled for non-performance of services	–	–	–	–	(361,765)	(362)	362	–	–

Shares issued for services	–	–	–	–	4,033,800	4,034	300,241	–	304,275

Shares issued for compensation, related party	–	–	–	–	2,947,454	2,948	229,295	–	232,243

Options granted for services	–	–	–	–	–	–	8,404	–	8,404

Options granted for compensation, related party	–	–	–	–	–	–	16,807	–	16,807

Shares issued for conversion of debts	–	–	–	–	1,287,878	1,288	33,712	–	35,000

Adjustments to derivative liability due to debt conversions	–	–	–	–	–	–	58,478	–	58,478

Net (loss) for the year ended December 31, 2012								(1,126,966)	(1,126,966)

Balance, December 31, 2012	2,000,000	$2,000	4,349,339	$4,349	69,488,757	$69,489	$20,619,590	$(21,858,894)	$(1,163,466)

The accompanying notes are an integral part of these financial statements.

F-24

PLAYERS NETWORK

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2012	2011
Cash flows from operating activities
Net (loss)	$(1,126,966)	$(1,181,481)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Bad debts expense (recoveries)	(240)	15,240
Impairment of cost method investment	–	25,499
Depreciation and amortization expense	22,945	8,725
Gain on sale of fixed assets	(5,250)	–
Forgiveness of debt	–	(17,115)
Change in fair market value of derivative liabilities	164,586	–
Amortization of convertible note payable discounts	57,908	–
Amortization of debt issuance costs	7,465	–
Stock issued for services	304,275	149,917
Stock issued for compensation, related party	232,243	98,858
Options and warrants granted for services	8,404	15,243
Options and warrants granted for services, related party	16,807	156,160
Decrease (increase) in assets:
Accounts receivable	4,240	13,192
Deferred television costs	(116,454)	–
Prepaid expenses	14,697	(15,082)
Increase (decrease) in liabilities:
Deferred revenues	42,595	92,405
Accounts payable	27,355	29,341
Accrued expenses	16,256	(203,617)
Net cash used in operating activities	(329,134)	(812,715)

Cash flows from investing activities
Payment of investment in note receivable	–	(20,000)
Payment on equity method investments	–	(25,499)
Proceeds from the sale of fixed assets	10,162	–
Purchase of fixed assets	–	(121,823)
Net cash provided by (used in) investing activities	10,162	(167,322)

Cash flows from financing activities
Proceeds from convertible debentures	247,000	–
Proceeds from long term debt	–	35,000
Repayment of long term debt	–	(18,000)
Payments on debt issuance costs	(20,160)	–
Proceeds from sale of common stock	25,000	–
Proceeds from sale of common stock, related party	20,000	200,000
Net cash provided by financing activities	271,840	217,000

Net increase (decrease) in cash	(47,132)	(763,037)
Cash - beginning	49,208	812,245
Cash - ending	$2,076	$49,208

Supplemental disclosures:
Interest paid	$1,500	$1,053
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Value of debt discount	$250,500	$–
Value of shares issued for conversion of debt	$35,000	$–
Value of derivative adjustment due to debt conversions	$58,478	$–
Cancellation of shares of common stock, 361,765 shares	$362	$–

The accompanying notes are an integral part of these financial statements.

F-25

Players Network

Notes to Financial Statements

For the Year Ended December 31, 2012

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Players Network (PNTV) was incorporated in the State of Nevada in March of 1993. Our business for most of our existence has been the ownership and operation of a digital 24-hour Video On Demand and Broadband gaming and entertainment television network called “PLAYERS NETWORK,” which specializes in producing television programming to serve the gaming industry. Our programming is broadcast directly into 30 million cable and satellite homes and available worldwide through broadband internet. The Company operates three separate channels, Players Network, which focuses on gaming lifestyle, Vegas On Demand, which involves the Las Vegas lifestyle and entertainment experience, and Sexy Sin City TV which covers the sexy side of Las Vegas.

In addition to the PLAYERS NETWORK, gaming and Las Vegas related content, the Company has launched its own internet television platform that incubates several other program categories that have their own brand and appeal to new audiences. The Company’s internet television platform includes advertising and sponsorship sales, web-based merchandise transactions, online memberships, Pay-Per-View and syndication activities.

Reclassifications

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

Cash and Cash Equivalents

PNTV maintains cash balances in non-interest-bearing transaction accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents on hand at December 31, 2012 and 2011.

Allowance for Doubtful Accounts

We generate the majority of our revenues and corresponding accounts receivable from video production services on a project basis and subscriptions for video content. We evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due. Bad debts expense (recoveries) was $(240) and $15,240 for the years ended December 31, 2012 and 2011, respectively.

F-26

Cost Method of Accounting for Investments

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such Investee companies is not included in the Balance Sheet or Statement of Operations. However, impairment charges are recognized in the Statement of Operations. If circumstances suggest that the value of the Investee Company has subsequently recovered, such recovery is not recorded. Impairment analyses on our investments which are accounted for on the cost method of accounting resulted in complete impairment and were expensed in full during the year ended, December 31, 2011.

Deferred Television Costs

Deferred television costs as of December 31, 2012, included direct production and development costs stated at the lower of cost or net realizable value based on anticipated revenue. Production overhead is not included as the Company outsources its production costs to third party vendors. Capitalized television production costs for each pilot episode are to be expensed as revenues are recognized upon delivery and acceptance of the completed pilot episodes using the individual-film-forecast-computation method for each television show produced. The Company recognized $95,000 of revenues on November 1, 2012 with the completion of the first of three pilot episodes; accordingly, we have recognized $75,617 of expenses related to the development of the pilot during the year ended December 31, 2012.

Deferred television costs consist of the following at December 31, 2012 and 2011, respectively:

	December 31,	December 31,
	2012	2011
Development and pre-production costs	$–	$–
In-production	68,264	–
Post production	48,190	–
Total deferred television costs	$116,454	$–

Due to practical limitations applicable to monetizing our developed content over On-Demand networks, the Company has not considered collectability of advertising or television license revenues to be reasonably assured, and accordingly, the Company has expensed production costs related to the development of our On-Demand and internet-based content as incurred.

Fixed Assets

Fixed assets are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Software	3 years
Office equipment and website development costs	5 years
Furniture and fixtures	7 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which have extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

Long-lived assets held and used by PNTV are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations. PNTV did not recognize any impairment losses on the disposal of fixed assets during 2012 and 2011.

Debt Issuance Costs

Costs relating to obtaining certain debts are capitalized and amortized over the term of the related debt using the straight-line method, which approximates the effective interest method. The Company paid $20,160 and $-0- of debt issuance costs during the years ended December 31, 2012 and 2011, respectively, of which the unamortized balance of debt issuance costs at December 31, 2012 and 2011 was $12,695 and $-0-, respectively. Amortization of debt issuance costs charged to interest expense was $7,465 and $-0- for the years ended December 31, 2012 and 2011, respectively. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to interest expense.

F-27

Derivative Liability

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. We analyzed the derivative financial instruments (the Convertible Note and tainted Warrant), in accordance with ASC 815. The objective is to provide guidance for determining whether an equity-linked financial instrument is indexed to an entity’s own stock. This determination is needed for a scope exception which would enable a derivative instrument to be accounted for under the accrual method. The classification of a non-derivative instrument that falls within the scope of ASC 815-40-05 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” also hinges on whether the instrument is indexed to an entity’s own stock. A non-derivative instrument that is not indexed to an entity’s own stock cannot be classified as equity and must be accounted for as a liability. There is a two-step approach in determining whether an instrument or embedded feature is indexed to an entity’s own stock. First, the instrument's contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument's settlement provisions. The Company utilized multinomial lattice models that value the derivative liability within the notes based on a probability weighted discounted cash flow model. The Company utilized the fair value standard set forth by the Financial Accounting Standards Board, defined as the amount at which the assets (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

Revenue Recognition

The Company recognizes revenue from its internet television platform from internally generated products and from partnered merchants when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria are met when the customers purchase a product or access a web-based video, the product or web-based video has been electronically delivered to the purchaser and payment has been received. At that time, the Company's obligations to the customer is substantially complete. The Company records the net amount it retains from the sale of items from its internet television platform after paying any agreed upon percentage of the purchase price to the featured advertising merchant excluding any applicable taxes. Revenue is recorded on a net basis because the Company is acting as an agent of the partnered merchant in the transaction. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Network revenue consists of monthly network broadcast subscription revenue, which is recognized over the period in which the subscription service is available. Broadcast television advertising revenue is recognized when advertisements are aired. Video production revenue is recognized as digital video film is completed and accepted by the customer and collection is reasonably assured. And, merchandise revenue is recognized when products are delivered.

Revenue from the distribution of domestic television series is recognized as earned using the following criteria:

•	Persuasive evidence of an arrangement exists;
•	The show/episode is complete, and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery;
•	The license period has begun and the customer can begin its exploitation, exhibition or sale;
•	The price to the customer is fixed and determinable; and
•	Collectability is reasonably assured.

Due to practical limitations applicable to operating relationships with On-Demand networks, the Company has not considered collectability of advertising or television license revenues to be reasonably assured, and accordingly, the Company has not recognize such revenue unless payment has been received.

Audio/Video content licensing revenues were recognized when the underlying royalties from the sales of the related products were earned. The Company recognized minimum revenue guarantees, if any, ratably over the term of the license or as earned royalties based on actual sales of the related products, if greater.

F-28

Deferred revenues consist of the following at December 31, 2012 and December 31, 2011:

	December 31,	December 31,
	2012	2011
Deferred revenues on television pilot episodes	$135,000	$55,000
Deferred revenues on audio/video content licensing	–	37,405
Total deferred revenues	$135,000	$92,405

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $92,312 and $93,999 for the years ended December 31, 2012 and 2011, respectively.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.

2)	Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)	Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

The Company capitalized a total of $-0- and $99,880 of website development costs during the years ended December 31, 2012 and 2011, respectively, related to its internet television platform which have been incurred pursuant to the development stage.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2012 and 2011, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation on January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Stock and stock options issued for services and compensation totaled $561,729 and $420,178 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes

PNTV recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. PNTV provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

F-29

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

In February 2013, Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

F-30

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($21,858,894), and as of December 31, 2012, the Company’s current liabilities exceeded its current assets by $1,261,865 and its total liabilities exceeded its total assets by $1,163,466. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

Officers

On October 12, 2012, the Company’s Board of Directors granted the issuance of 250,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $20,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company’s Board of Directors granted the issuance of 312,500 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 143,154 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $21,473 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 91,800 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $13,770 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s CEO as payment on $30,000 of accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant. The officer forgave the $5,000 difference as additional paid in capital.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on $30,000 of accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant. The officer forgave the $5,000 difference as additional paid in capital.

F-31

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 650,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 30, 2011, the Company’s Board of Directors granted 1,200,000 restricted shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus, vesting in 1/17th monthly increments over the remaining term of Mr. Heumiller’s employment agreement. The total fair value of the common stock was $108,000 based on the closing price of the Company’s common stock on the date of grant, and is being amortized over the vesting period. The Company recognized $19,059 of compensation expense during the year ended December 31, 2011. The Company issued 211,765 vested shares on December 30, 2011. The Company issued 211,765 vested shares on December 30, 2011. The total fair value of the common stock was $18,848 based on the closing price of the Company’s common stock on the date of grant. Mr. Heumiller resigned on January 1, 2012 and the remaining unvested shares were forfeited.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 100,000 shares of restricted common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 100,000 shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The options were exercisable until August 26, 2013 at an exercise price of $0.15 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $3,871 and was recognized as compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 897,500 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $71,800 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share.

On March 1, 2011 Peter Heumiller was appointed President and COO. As President and COO, Mr. Heumiller was compensated at an annualized base salary of $90,000 per year pursuant to a two year employment agreement. In addition, Mr. Heumiller was entitled to a quarterly bonus based on the Company’s net revenues at various amounts between $7,500 and $22,500 based on net quarterly revenues from $300,000 to $600,000 and above. Mr. Heumiller resigned on January 1, 2011.

On March 2, 2011, the Company’s Board of Directors granted Mr. Heumiller common stock options to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Option”), vesting in 1/24th monthly increments over the two year term of the employment agreement. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 194% and a call option value of $0.1467, was $175,993, and was amortized over the life of the options. The Company recognized $73,330 of compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s CEO as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

F-32

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s President of Programming as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

Officer compensation expense was $343,531 and $477,854 at December 31, 2012 and 2011, respectively. The balance owed was $68,809 and $60,357 at December 31, 2012 and 2011, respectively.

Board of Directors

On February 29, 2012, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 300,000 shares of the Company’s common stock over a three year period to one of the Company’s Directors as a compensation bonus. The options are exercisable until February 29, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

On November 8, 2011, the Company’s Board of Directors appointed Merrill Brown, as a Director of the Company to fill an existing vacancy and to serve until his successor is duly elected and qualified. On January 17, 2012 Mr. Brown resigned.

On October 24, 2011, John English, one of the Company’s Board of Directors resigned.

On September 22, 2011, the Company’s Board of Directors appointed Paul Chachko, as a Director of the Company to fill an existing vacancy in accordance with the provisions of the Company’s Series B Preferred Stock Award, in which the holders of the Company’s Series B Preferred Stock have the right to designate or elect one of the Company’s directors (the “Series B Director”) to serve until his successor is duly elected and qualified. The Board also appointed Mr. Chachko as Chairman of the Board. Mark Bradley, the former Chairman of the Board will continue to serve as a member of the Board. On January 11, 2012 Mr. Chachko resigned and Mr. Bradley returned as Chairman of the Board.

On September 22, 2011, the Company’s Board of Directors granted Mr. Chachko common stock options to purchase shares of the Company’s common stock over a five year term in the amounts and at the exercise prices set forth below, which vest as follows subject to Mr. Chachko’s continued service to the Company:

-	275,000 shares at the exercise price of price of $0.11 per share (the per share closing price on the day of grant), vesting in six equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0925, was $25,433;
-	225,000 shares at the exercise price of $0.14 per share, vesting in 12 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.914, was $20,568;
-	167,000 shares at the exercise price of price of $0.20 per share, vesting in 18 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0894, was $14,926;
-	166,000 shares at the exercise price of price of $0.20 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that the exercise of this Option is subject to the Company receiving financing of not less than $1,000,000 within 18 months after the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0880, was $14,614; and
-	166,000 shares at the exercise price of price of $0.25 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that this Option is exercisable only if the moving average of the Company's per share price is $0.25 or more for any six-month period after the first six months following the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0857, was $14,233.

The total fair value of the common stock options was $89,774, and was amortized over the vesting periods. The Company recognized $22,043 of compensation expense during the year ended December 31, 2011. Mr. Chachko resigned on January 11, 2012 and the options were forfeited unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its former directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

F-33

Officer and Director Changes

On May 16, 2012 the Company cancelled 361,765 shares for non-performance of services commensurate with the departure of one of the Company’s former Officers.

On January 13, 2012, Paul Chachko resigned as Chairman of the Board of Directors and Mark Bradley resumed the position. Pursuant to his departure 999,000 common stock options were forfeited.

On January 18, 2012, Merrill Brown resigned as Director.

On March 12, 2012, Peter Heumiller resigned as President and COO. Pursuant to his departure he purchased certain equipment at the net book value, which approximated fair value for a total of $4,912. He also repaid a total of $11,299 of previously reimbursed moving costs and general expenses. In addition, Mr. Heumiller forfeited all unearned common stock grants and options, effective January 1, 2012. On May 16, 2012, a total of 361,765 of shares of common stock previously granted and delivered to Mr. Heumiller were voluntarily returned to treasury and cancelled.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has convertible notes that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of December 31, 2012 and 2011, respectively:

	Fair Value Measurements at December 31, 2012
	Level 1	Level 2	Level 2
Assets
Cash	$2,076	$–	$–
Total assets	2,076	–	–
Liabilities
Convertible debentures, net of discounts of $196,092	–	–	19,408
Short term debt	–	35,000	–
Derivative liability	–	–	356,608
Total liabilities	–	35,000	376,016
	$2,076	$(35,000)	$(376,016)

	Fair Value Measurements at December 31, 2011
	Level 1	Level 2	Level 3
Assets
Cash	$49,208	$–	$–
Total assets	49,208	–	–
Liabilities
Short term debt	–	35,000	–
Total liabilities	–	35,000	–
	$–	$(35,000)	$–

F-34

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2012 and 2011.

Level 2 liabilities consist of a short term, unsecured, promissory note. No fair value adjustment was necessary during the years ended December 31, 2012 and 2011.

Level 3 liabilities consist of a total of $215,500 of convertible debentures and the related derivative liability. A discount of $196,092 was recognized at December 31, 2012 to adjust the convertible notes to fair value. No fair value adjustment was necessary during the year ended December 31, 2011.

Note 5 – Note Receivable

On March 23, 2011 and April 20, 2011 we loaned $19,000 and $1,000, respectively, to iCandy, Inc. (“ICI”) on an unsecured convertible promissory note carrying a 6% interest rate, maturing on May 11, 2012. In accordance with ASC 310-10-35-17, we applied normal loan review procedures and determined it was probable all amounts due from our loan would not be collected due to the financial condition of the debtor. As a result, we recognized impairment bad debts expense of $20,000 during the year ended December 31, 2011. On November 1, 2012, the Company elected to convert the total note receivable of $22,477, consisting of $20,000 of principal and $2,477 of interest receivable in exchange for an additional 7.5% ownership interest in ICI, and 7.5% interest in iCandy Burlesque, Inc. (“ICB”) as disclosed in Note 6 below.

Note 6 – Investments

On May 11, 2011 we acquired a 10% interest in ICI, and a 10% interest in ICB, Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired the interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed on our website. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

On November 1, 2012, the Company elected to convert a note receivable of $22,477, consisting of $20,000 of principal and $2,477 of interest receivable in exchange for an additional 7.5% ownership interest in ICI, and 7.5% interest in ICB. The conversion resulted in a total ownership of 17.5% in both entities as of November 1, 2012. Both the investments and the note receivable had been written off as impaired at December 31, 2011 due to valuation and collectability uncertainties, as a result the 17.5% investment in both entities are not on the balance sheets as of December 31, 2012 and 2011.

During the year ended December 31, 2011, we determined that our cost-method investment in iCandy, Inc. was impaired largely due to the current economic environment and changing business conditions from the time of the initial investment. As a result, we recorded charges of $25,499 in our statement of operations for the year ended December 31, 2011 to write-off our investment in iCandy, Inc.

Note 7 – Fixed Assets

Fixed assets consist of the following at December 31, 2012 and 2011, respectively:

	December 31,
	2012	2011
Software	$–	$6,315
Office equipment	12,898	14,222
Website development costs	99,880	99,880
Furniture and fixtures	2,730	3,912
Less accumulated depreciation	(29,804)	(10,768)
	$85,704	$113,561

During the years ended December 31, 2012, we realized a gain on the sale of assets in the amount of $5,250 from total proceeds of $10,162 received amongst two individuals for the sale of fixed assets with a combined carrying value of $4,912.

Depreciation and amortization expense totaled $22,945 and $8,725 for the years ended December 31, 2012 and 2011, respectively.

F-35

Note 8 – Accrued Expenses

As of December 31, 2012 and December 31, 2011 accrued expenses included the following:

	December 31,	December 31,
	2012	2011
Customer Deposits	$13,500	$13,500
Accrued Payroll, Officers	68,808	60,357
Accrued Payroll and Payroll Taxes	135,234	135,234
Accrued Interest	7,897	92
	$225,439	$209,183

Note 9 – Convertible Debentures

Convertible debentures consist of the following at December 31, 2012 and 2011, respectively:

	December 31,	December 31,
	2012	2011
Unsecured $32,500 convertible promissory note carries an 8% interest rate (“Fourth Asher Note”), matures on September 14, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (58%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $172 of interest expense related to these debt issuance costs during the year ended December 31, 2012.	$32,500	$–

On November 6, 2012, the Company received net proceeds of $27,000 in exchange for a non-interest bearing, unsecured convertible promissory note (“Dutchess Capital Note”) with a face value of $35,000 that matures on May 6, 2013. Upon an event of default, the face value is convertible into shares of common stock at the discretion of the note holder at a price equal to, the lesser of either (i) 60% of the lowest closing bid price during the twenty (20) trading days immediately preceding the Notice of Conversion or (ii) seven cents ($0.07) per share. On the ninetieth (90th) day following Closing, the Company shall make mandatory monthly payments to the Holder in the amount of one thousand ($1,000) per month. The Company paid a debt issuance cost of $3,050 and 73,000 shares of restricted stock with a fair market value of $5,110, based on the Company’s closing stock price on the date of grant, and $3,050 in cash. The debt issuance costs are being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $2,373 of interest expense related to these debt issuance costs during the year ended December 31, 2012. The Company is amortizing the $5,000 original issuance discount over the life of the loan on the straight line method. The Company recognized an additional $1,500 of interest expense on the discount during the year ended December 31, 2012. The principal and accrued interest was paid in full on March 15, 2012 and the convertible promissory note was canceled.	35,000	–

Unsecured $37,500 convertible promissory note carries an 8% interest rate (“Third Asher Note”), matures on June 10, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,047 of interest expense related to these debt issuance costs during the year ended December 31, 2012. The note holder elected to convert $12,000 and $15,000 of principal in exchange for 1,967,213 and 1,973,684 shares of common stock on March 13, 2013 and March 24, 2013, respectively.	37,500	–

F-36

Unsecured $50,000 convertible promissory note carries an 8% interest rate (“Continental Note”), matures on May 31, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to 30% of the average of the three lowest reported daily sale or daily closing bid prices (whichever is the lower) for the Company’s common stock as reported on the OTCBB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded) during the thirty (30) trading days immediately preceding the Conversion Date, subject to adjustment as provided herein (including, without limitation, adjustment pursuant to Section 6), or a fixed conversion price of $0.001 per share, whichever is greater. Interest shall be due and payable, in arrears, on the last day of each month while any portion of the Principal Amount remains outstanding. The note carries a twenty two percent (16%) interest rate in the event of default. The Company paid a debt issuance cost of $1,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $732 of interest expense related to these debt issuance costs during the year ended December 31, 2012. The note holder elected to convert $10,000 of principal in exchange for 925,925 shares of common stock on March 1, 2013.	50,000	–

Unsecured $37,500 convertible promissory note carries an 8% interest rate (“Second Asher Note”), matures on April 12, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,576 of interest expense related to these debt issuance costs during the year ended December 31, 2012. The note holder elected to convert a total of $15,000 of principal in exchange for 914,634 shares of common stock on February 5, 2013, and $22,500 of principal and $1,500 of accrued interest in exchange for 2,162,162 shares of common stock on February 19, 2013, and the note was converted in full.	37,500	–

Unsecured $58,000 convertible promissory note carries an 8% interest rate (“First Asher Note”), matures on February 7, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $3,000 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan. The Company recognized $1,565 of interest expense related to these debt issuance costs during the year ended December 31, 2012. The note holder elected to convert a total of $35,000 of principal in exchange for 1,287,878 shares of common stock during the year ended December 31, 2012. The remaining $23,000 of principal and $2,320 of accrued interest was converted in exchange for 1, 233,703 shares of common stock during January of 2012, and the note was converted in full.	$23,000	$–

Total convertible debenture	215,500	–
Less: unamortized debt discount	(196,092)	–
Convertible debenture	$19,408	$–

F-37

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $255,500 and $-0- for the variable conversion feature of the convertible debts incurred during the years ended December 31, 2012 and 2011, respectively. The discounts are being amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $59,408 and $-0- of interest expense pursuant to the amortization of the note discounts during the years ended December 31, 2012 and 2011, respectively.

The four “Asher” convertible debentures carry default provisions that place a “maximum share amount” on the note holders. The maximum share amount that can be owned as a result of the conversions to common stock by the note holders is 4.99% of the Company’s issued and outstanding shares.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a lattice model.

The Company recorded interest expense in the amount of $6,405 and $-0- for the years ended December 31, 2012 and 2011, respectively related to convertible debt.

Note 10 – Short Term Debt

Short-term debt consists of the following at December 31, 2012 and 2011, respectively:

	December 31,	December 31,
	2012	2011
4% unsecured debenture, due June 7, 2012. Currently in default.	$35,000	$35,000

Accrued interest on the above promissory note totaled $1,492 and $92 at December 31, 2012 and December 31, 2011, respectively.

The following presents components of interest expense by instrument type at December 31, 2012 and 2011, respectively:

	December 31,	December 31,
	2012	2011
Interest on convertible debentures	$6,405	$–
Amortization of discount on convertible debentures	59,408	–
Amortization of debt issuance costs	7,465	–
Interest on short term debt	1,400	92
Accounts payable related finance charges	993	1,053
	$75,671	$1,145

Note 11 – Derivative Liabilities

As discussed in Note 9 under Convertible Debentures and Note 12 under Stockholders’ Equity (Deficit) below, the Company issued convertible notes payable and convertible preferred stock that provide for the issuance of common stock pursuant to the convertible notes and convertible preferred stock with variable conversion provisions. The conversion terms of the convertible note is variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted and all additional convertible debentures and warrants are included in the value of the derivative. With respect to the convertible preferred stock, the conversion price is determined based on an adjustable price using the dilution factors in all common stock, options, warrants and preferred stock granted subsequent to the December 17, 2010 date when the preferred stock was originally granted. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a lattice model. The Company recorded current derivative liabilities of $356,608 and $-0- at December 31, 2012 and 2011, respectively. The change in fair value of the derivative liabilities resulted in a loss of $138,857 and $-0- for the years ended December 31, 2012 and 2011, respectively, which has been reported as other income (expense) in the statements of operations. The loss of $164,586 for the year ended December 31, 2012 consisted of a loss of $126,457 due to the value in excess of the face value of the convertible notes, $25,729 attributable to the fair value of preferred stock, $62,065 attributable to the fair value of warrants granted during 2012 and a net gain in market value of ($49,665).

F-38

The following presents the derivative liability value by instrument type December 31, 2012 and 2011, respectively:

	December 31,	December 31,
	2012	2011
Convertible debentures	$308,065	$–
Common stock warrants	22,814	–
Convertible preferred stock	25,729	–
	$356,608	$–

The following is a summary of changes in the fair market value of the derivative liability during the year ended December 31, 2012 and the year ended December 31, 2011:

Derivative
Liability
Total
Balance, December 31, 2011	$–
Increase in derivative value due to issuances of convertible promissory notes	376,957
Increase in derivative value attributable to tainted warrants	64,230
Change in fair market value of derivative liabilities due to the mark to market adjustment	(26,101)
Debt conversions	(58,478)
Balance, December 31, 2012	$356,608

Key inputs and assumptions used to value the convertible debentures, convertible preferred stock and warrants issued during the years ended December 31, 2012 and 2011:

•	Stock prices on all measurement dates were based on the fair market value and would fluctuate with projected volatility.
•	The warrant exercise prices ranged from $0.15 to $1.00, exercisable over 2 to 3 year periods from the grant date.
•	The holders of the securities would convert monthly to the ownership limit starting at 4.99% increasing by 10% per month.
•	The holders would automatically convert the note at the maximum of 3 times the conversion price if the Company was not in default.
•	The monthly trading volume would reflect historical averages and would increase at 1% per month.
•	The Company would redeem the notes based on availability of alternative financing, increasing 2% monthly to a maximum of 10%.
•	The holder would automatically convert the note at maturity if the registration was effective and the Company was not in default.
•	The computed volatility was projected based on historical volatility.
•	The Preferred Series would be redeemed; defaulted or converted within 5 years from issuance.
•	Preferred Series Dilutive Reset events projected to occur based on future projected capital needs ($50,000 per quarter) resulting in the weighted conversion price dropping from the conversion price.
•	The Holder would automatically convert the Preferred at a stock price of 2 times the reset conversion price if the registration was effective and the Company was not in default, with the target exercise price dropping as maturity approaches.
•	The average daily trading volume would increase at a rate of 1% per month.
•	The Holder would redeem based on availability of alternative financing, increasing 0% monthly to a maximum of 0%.

Note 12 – Stockholders’ Equity (Deficit)

Preferred Stock Authorized

The Board, from the authorized capital of 25,000,000 preferred shares, has authorized and designated 2,000,000 shares of Series A preferred stock (“Series A”) and 10,873,347 shares of Series B preferred stock (“Series B”), of which 2,000,000 shares and 4,349,339 shares are issued and outstanding, respectively.

The Series A shares carry 25:1 preferential voting rights, and are convertible into shares of common stock on a 1:1 basis.

F-39

The Series B shares are convertible at the option of the holder into shares of common stock at an initial ratio of one share of series B preferred stock into one share of common stock (1:1), as adjusted for the dilutive effects of additional stock subsequent to the original issuance of the series B shares on December 17, 2010. The Series B Preferred conversion ratio shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (meaning (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options (including Common Stock issuable upon the conversion of shares or other securities issued pursuant to the exercise of outstanding stock options) and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock or other securities, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. The maximum shares of common stock convertible are to be reserved from the authorized shares. As of March 31, 2013, the Series B shares were convertible into 5,544,702 shares of common stock based on a modified conversion ratio of approximately 1.275 due to the dilutive reset provisions, which were reserved from the authorized shares.

Preferred Stock

No preferred shares were issued during the years ended December 31, 2012 and 2011.

Common Stock Authorized

The Company has 150,000,000 shares of common stock authorized, of which 69,488,757 shares were issued and outstanding and 85,035,350 shares were reserved as of December 31, 2012.

Common Stock Issuances (2012)

On December 14, 2012, the Company issued 833,333 shares of common stock pursuant to the conversion of $20,000 of outstanding principal on the First Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On December 12, 2012, the Company granted 200,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $10,000 based on the closing price of the Company’s common stock on the date of grant.

On December 12, 2012, the Company granted 20,000 shares of restricted common stock to an employee for services provided. The total fair value of the common stock was $1,000 based on the closing price of the Company’s common stock on the date of grant.

On December 12, 2012, the Company granted 50,000 shares of restricted common stock to an employee for services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On December 12, 2012, the Company issued 150,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $7,500 based on the closing price of the Company’s common stock on the date of grant.

On November 26, 2012, the Company issued 454,545 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the First Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 6, 2012, the Company granted 73,000 shares of restricted common stock as a debt offering cost on the Dutchess Capital convertible debt financing. The total fair value of the common stock was $5,110 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company granted 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company granted another 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company granted another 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

F-40

On October 12, 2012, the Company issued 150,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company granted 50,000 S-8 shares of common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company’s Board of Directors granted the issuance of 250,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $20,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012, the Company’s Board of Directors granted the issuance of 312,500 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On August 28, 2012, the Company granted 200,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On August 28, 2012, the Company granted 75,000 S-8 shares of common stock to a consultant for business development services provided. The total fair value of the common stock was $8,250 based on the closing price of the Company’s common stock on the date of grant.

On August 28, 2012, the Company granted 50,000 S-8 shares of common stock to a consultant for website development services provided. The total fair value of the common stock was $5,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company granted 25,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $3,750 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company granted 150,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $22,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company issued 50,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $7,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company issued 70,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $10,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company granted 25,000 S-8 shares of common stock to a consultant for services provided. The total fair value of the common stock was $3,750 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company granted 100,000 S-8 shares of common stock to a consultant for services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company’s Board of Directors granted the issuance of 143,154 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $21,473 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012, the Company’s Board of Directors granted the issuance of 91,800 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $13,770 based on the closing price of the Company’s common stock on the date of grant.

F-41

On April 30, 2012, the Company granted 175,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $8,750 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012, the Company issued 500,000 shares of restricted common stock for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012, the Company issued 500,000 shares of restricted common stock to another consultant for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012, the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012, the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012, the Company issued 50,000 S-8 shares of common stock for professional services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012, the Company issued 50,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $5,810, or $0.0484 per share, based on 176% volatility and a 0.40% risk-free interest rate.

On April 18, 2012, the Company issued 600,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $42,000 based on the closing price of the Company’s common stock on the date of grant. The Company retained the right to re-purchase the shares for $42,000 during the next six months.

On February 29, 2012, the Company granted 50,000 S-9 shares of common stock for professional services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on May 14, 2012.

On February 29, 2012, the Company granted 50,000 S-8 shares of common stock for Information Technology services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on May 14, 2012.

On February 29, 2012, the Company’s Board of Directors granted the issuance of 650,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012, the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012, the Company granted 25,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012, the Company granted 15,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $1,200 based on the closing price of the Company’s common stock on the date of grant.

F-42

On February 29, 2012, the Company granted 130,800 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $10,464 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012, the Company granted 100,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $5,870, or $0.0734 per share, based on 168% volatility and a 0.40% risk-free interest rate.

On January 15, 2012, the Company sold 250,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $25,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $17,968, or $0.0719 per share, based on 163% volatility and a 0.34% risk-free interest rate.

Common Stock Issuances (2011)

On September 30, 2011, the Company’s Board of Directors granted 1,200,000 restricted shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus, vesting in 1/17th monthly increments over the remaining term of Mr. Heumiller’s employment agreement. The total fair value of the common stock was $108,000 based on the closing price of the Company’s common stock on the date of grant, and is being amortized over the vesting period. The Company recognized $19,059 of compensation expense during the year ended December 31, 2011. The Company issued 211,765 vested shares on December 30, 2011. The total fair value of the common stock was $18,848 based on the closing price of the Company’s common stock on the date of grant. Mr. Heumiller resigned on January 1, 2012 and the remaining unvested shares were forfeited.

On August 26, 2011, the Company’s Board of Directors granted the issuance of 100,000 shares of restricted common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 897,500 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $71,800 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted the issuance of 25,000 shares of restricted common stock to an independent contractor for business development services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted the issuance of 35,000 shares of restricted common stock to an independent contractor for business development services provided. The total fair value of the common stock was $2,800 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted the issuance of 25,000 shares of restricted common stock to an independent contractor for merchandise and product sales & services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted the issuance of 25,000 shares of restricted common stock to an independent contractor for merchandise and product sales & services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted the issuance of 50,000 S-8 shares of common stock to an independent contractor for accounting services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

F-43

On August 26, 2011, the Company’s Board of Directors granted 1,000,000 restricted shares of the Company’s common stock to an independent contractor as part of an investor relations program that includes developing nine areas of communications to bring awareness to the Company’s business, vesting in fifteen monthly increments. The total fair value of the common stock was $80,000 based on the closing price of the Company’s common stock on the date of grant, and is being amortized over the vesting period. The Company recognized $21,333 of public relations expense during the year ended December 31, 2011, with the issuance of 66,667 vested shares on September 26, 2011 and 266,667 vested shares on December 30, 2011.

On May 23, 2011, the Company’s Board of Directors granted the issuance of 65,000 shares of restricted common stock, along with a cash payment of $10,000 to a consultant to establish a series of events that will provide media content development opportunities. The total fair value of the common stock was $10,400 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 29, 2011.

On May 23, 2011, the Company’s Board of Directors granted the issuance of 65,000 shares of restricted common stock to a consultant to establish a series of events that will provide media content opportunities. The total fair value of the common stock was $10,400 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 29, 2011.

On May 23, 2011, the Company’s Board of Directors granted the issuance of 50,000 shares of restricted common stock to an independent contractor for business development services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 29, 2011.

On April 20, 2011, the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share. The shares were subsequently issued on July 20, 2011.

On April 18, 2011, the Company’s Board of Directors granted the issuance of 50,000 S-8 shares of common stock to an independent contractor for video production services provided. The total fair value of the common stock was $8,500 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 20, 2011.

On February 8, 2011, the Company’s Board of Directors issued 35,000 shares of restricted common stock to an independent contractor for video editing services provided. The total fair value of the common stock was $6,650 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors issued 50,000 shares of restricted common stock to an employee as a bonus for administration services provided. The total fair value of the common stock was $9,500 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors issued 35,000 shares of restricted common stock to an employee as a bonus for administration services provided. The total fair value of the common stock was $6,650 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors issued 10,000 shares of restricted common stock to an employee as a bonus for administration services provided. The total fair value of the common stock was $1,900 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors issued 15,000 shares of restricted common stock to an independent contractor for video production services provided. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors issued 90,000 shares of restricted common stock to the Company’s major vendor in satisfaction for video production services provided. The total fair value of the common stock was $17,100 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors issued 25,000 S-8 shares of common stock to an independent contractor for office support services provided. The total fair value of the common stock was $4,750 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011, the Company’s Board of Directors granted the issuance of 105,000 S-8 shares of common stock to an independent contractor for video production services provided. The total fair value of the common stock was $19,950 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on April 20, 2011.

F-44

On February 8, 2011, the Company’s Board of Directors granted the issuance of 20,000 S-8 shares of common stock to an independent contractor for video production services provided. The total fair value of the common stock was $3,800 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on April 20, 2011.

Common Stock Cancellations (2012)

On May 16, 2012, the Company cancelled 361,765 shares for non-performance of services commensurate with the departure of one of the Company’s Officers.

Common Stock Cancellations (2011)

On August 26, 2011, the Company cancelled 1,500,000 shares for non-performance of services.

On August 26, 2011, the Company cancelled 15,000 shares for non-performance of services.

On August 26, 2011, the Company cancelled 75,000 shares for non-performance of services.

Note 13 – Common Stock Options

Common Stock Options Granted (2012)

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

Common Stock Options Granted (2011)

On September 22, 2011, the Company’s Board of Directors granted Mr. Chachko common stock options to purchase shares of the Company’s common stock over a five year term in the amounts and at the exercise prices set forth below, which vest as follows subject to Mr. Chachko’s continued service to the Company:

-	275,000 shares at the exercise price of price of $0.11 per share (the per share closing price on the day of grant), vesting in six equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0925, was $25,433;
-	225,000 shares at the exercise price of $0.14 per share, vesting in 12 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.914, was $20,568;
-	167,000 shares at the exercise price of price of $0.20 per share, vesting in 18 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0894, was $14,926;
-	166,000 shares at the exercise price of price of $0.20 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that the exercise of this Option is subject to the Company receiving financing of not less than $1,000,000 within 18 months after the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0880, was $14,614; and
-	166,000 shares at the exercise price of price of $0.25 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that this Option is exercisable only if the moving average of the Company's per share price is $0.25 or more for any six-month period after the first six months following the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0857, was $14,233.

The total fair value of the common stock options was $89,774, and was amortized over the vesting periods. The Company recognized $22,043 of compensation expense during the year ended December 31, 2011. Mr. Chachko resigned on January 11, 2012 and the options were forfeited unexercised.

On August 26, 2011, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 100,000 shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $3,871.

F-45

On August 26, 2011 the Company’s Board of Directors granted 240,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2014 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0419, was $10,062.

On August 26, 2011 the Company’s Board of Directors granted 75,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2013 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0304, was $2,277.

On August 26, 2011 the Company’s Board of Directors granted 50,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $1,936.

On August 26, 2011 the Company’s Board of Directors granted 25,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $968.

On March 2, 2011, the Company’s Board of Directors granted Mr. Heumiller common stock options to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Option”), vesting in 1/24th monthly increments over the two year term of the employment agreement. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 194% and a call option value of $0.1467, was $175,993, and was amortized over the life of the options. The Company recognized $73,330 of compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s CEO as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s President of Programming as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229.

Common Stock Options Cancelled (2012)

A total of 2,299,000 options were forfeited and cancelled with the departure of two of the Company’s Directors and one of its Officers during the year ended December 31, 2012.

Common Stock Options Cancelled (2011)

No options or were cancelled during the year ended December 31, 2011.

Common Stock Options Expired (2012)

During the year ended December 31, 2012, a total of 1,100,000 options that were outstanding as of December 31, 2011 expired. The expiration of the options had no impact on the current period operations.

Common Stock Options Expired (2011)

During the year ended December 31, 2011, a total of 1,075,000 options that were outstanding as of December 31, 2010 expired. The expiration of the options and warrants had no impact on the current period operations.

F-46

Common Stock Options Exercised

No options were exercised during the years ended December 31, 2012 and 2011.

The following is a summary of information about the Common Stock Options outstanding at December 31, 2012.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Options	Contractual	Exercise	Options	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.08 – $0.25	6,415,000	0.96 years	$0.18	6,415,000	$0.18

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2012	2011

Average risk-free interest rates	0.30%	0.46%
Average expected life (in years)	1.50	1.90
Volatility	207%	197%

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock options. During 2012 and 2011, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during the years ended December 31, 2012 and 2011 was approximately $0.08 and $0.22 per option, respectively.

The following is a summary of activity of outstanding common stock options:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance, December 31, 2010	7,350,000	$0.19
Options expired	(1,075,000)	(0.19)
Options cancelled	–	–
Options granted	3,089,000	0.22
Options exercised	–	–

Balance, December 31, 2011	9,364,000	0.19
Options expired	(1,100,000)	(0.19)
Options cancelled	(2,299,000)	(0.21)
Options granted	450,000	0.08
Options exercised	–	–

Balance, December 31, 2012	6,415,000	$0.18

Exercisable, December 31, 2012	6,415,000	$0.18

The Company expensed $25,211 and $171,403 from the amortization of common stock options during the years ended December 31, 2012 and 2011, respectively.

F-47

Note 14 – Series B Preferred Stock Warrants

The Series B preferred stock warrants are exercisable into shares of Series B preferred stock, which in turn is convertible at the option of the holder into shares of common stock at an initial ratio of one share of series B preferred stock into one share of common stock (1:1), as adjusted for the dilutive effects of additional stock subsequent to the original issuance of the series B shares on December 17, 2010 as disclosed in more detail within Note 12. As of March 31, 2013, the Series B warrants were convertible into shares of Series B convertible stock, which is convertible into 5,544,702 shares of common stock.

Series B Preferred Stock Warrants Granted

No series B preferred stock warrants were granted during the years ended December 31, 2012 and 2011.

Series B Preferred Stock Warrants Cancelled

No series B preferred stock warrants were cancelled during the years ended December 31, 2012 and 2011.

Series B Preferred Stock Warrants Expired

No series B preferred stock warrants were expired during the years ended December 31, 2012 and 2011.

Series B Preferred Stock Warrants Exercised

No series B preferred stock warrants were exercised during the years ended December 31, 2012 and 2011.

The following is a summary of information about the Series B Preferred Stock Warrants outstanding at December 31, 2012.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$ 0.41	4,349,339	1 year	$0.41	-0-	$-0-

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2012	2011

Average risk-free interest rates	0.99%	0.99%
Average expected life (in years)	1.5	1.5
Volatility	429%	429%

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s series B preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series B preferred stock warrants. During 2012 and 2011, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the years ended December 31, 2012 and 2011 was approximately $0.41 per warrant.

F-48

The following is a summary of activity of outstanding series B preferred stock warrants:

Weighted
Average
	Number	Exercise
	of Shares	Price

Balance, December 31, 2010	4,349,339	$0.41
Options expired	–	–
Options cancelled	–	–
Options granted	–	–
Options exercised	–	–

Balance, December 31, 2011	4,349,339	0.41
Options expired	–	–
Options cancelled	–	–
Options granted	–	–
Options exercised	–	–

Balance, December 31, 2012	4,349,339	$0.41

Exercisable, December 31, 2012	4,349,339	$0.41

Note 15 – Common Stock Warrants

Common Stock Warrants Granted (2012)

On August 9, 2012 the Company issued warrants to purchase 200,000 shares at $0.18 per share, exercisable for 60 months in exchange for cash proceeds of $50,000 received pursuant to a convertible debenture. The proceeds received were allocated between the debenture and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $18,452, or $0.0923 per share, based on 169% volatility and a 0.74% risk-free interest rate.

On April 20, 2012, the Company granted 120,000 warrants, exercisable at $0.15 per share over a three year period as part of the sale of a unit offering, including the sale of 120,000 shares of common stock, in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $5,810, or $0.0484 per share, based on 176% volatility and a 0.40% risk-free interest rate.

On February 14, 2012 the Company issued warrants to purchase 80,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $8,000 from the Company’s CEO in conjunction with the sale of 80,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $5,870, or $0.0734 per share, based on 168% volatility and a 0.40% risk-free interest rate.

On January 15, 2012 the Company issued warrants to purchase 250,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $25,000 in conjunction with the sale of 250,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock warrants using the Black-Scholes option-pricing model is $17,968, or $0.0719 per share, based on 163% volatility and a 0.34% risk-free interest rate.

Common Stock Warrants Granted (2011)

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Cancelled

No warrants were cancelled during the years ended December 31, 2012 and 2011.

Common Stock Warrants Expired (2012)

During the year ended December 31, 2012, a total of 2,407,780 warrants that were outstanding as of December 31, 2011 expired. The expiration of the warrants had no impact on the current period operations.

Common Stock Warrants Expired (2011)

During the year ended December 31, 2011, a total of 120,000 warrants that were outstanding as of December 31, 2010 expired. The expiration of the warrants had no impact on the current period operations.

F-49

Common Stock Warrants Exercised

No warrants were exercised during the years ended December 31, 2012 and 2011.

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2012.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.15 - $1.00	4,794,565	0.85 years	$0.33	4,794,565	$0.33

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2012	2011

Average risk-free interest rates	0.47%	0.46%
Average expected life (in years)	3.50	1.90
Volatility	169%	197%

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During 2012 and 2011, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the years ended December 31, 2012 and 2011 was approximately $0.16 and $0.41 per warrant, respectively.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Price

Balance, December 31, 2010	5,972,780	$0.29
Warrants expired	(290,000)	(0.18)
Warrants cancelled	–	–
Warrants granted	869,565	0.41
Warrants exercised	–	–

Balance, December 31, 2011	6,552,345	0.31
Warrants expired	(2,407,780)	(0.23)
Warrants cancelled	–	–
Warrants granted	650,000	0.16
Warrants exercised	–	–

Balance, December 31, 2012	4,794,565	$0.33

Exercisable, December 31, 2012	4,794,565	$0.33

F-50

Note 16 – Forgiveness of Debt

The Company recognized debt forgiveness in the total amount of $13,020 and $17,115 during the years ended December 31, 2012 and 2011, respectively, as presented in other income within the Statements of Operations.

On February 22, 2011, we settled a convertible promissory note in the original principal amount of $25,000 with a payment of $15,000. The note holder forgave the remaining $10,000 of principal and $4,641 of accrued interest. An additional $318 of accrued interest was forgiven from another lender whose principal debt balance was paid in full on December 17, 2010. Both of these debt settlements were included in the $17,115 debt forgiveness amount as presented in other income at December 31, 2011. The debt forgiveness of $13,020 was derived from the settlement of trade payables and cash received as repayments of prior period compensation from our former president.

Note 17 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2012 and 2011, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2012, the Company had approximately $13,777,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carry forwards	$4,821,950	$4,515,000

Net deferred tax assets before valuation allowance	$4,821,950	$4,515,000
Less: Valuation allowance	(4,821,950	(4,515,000)
Net deferred tax assets	$–	$–

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2012 and 2011, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,
	2012		2011

Federal and state statutory rate	35%		35%
Change in valuation allowance on deferred tax assets	(35%	)	(35%	)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 18 – Operating Lease

The Company leases its office facilities under a month to month, cancelable operating sublease agreement from one of its vendors that provide video production and editing services. The monthly rental amount under the agreement is $4,025. Lease expense totaled $48,300 and $33,615 during 2012 and 2011, respectively.

F-51

Note 19 – Commitments

On October 10, 2005 the Company entered into a ten-year distribution agreement with Comcast Programming Development, Inc. (“Comcast”), an affiliated entity of Comcast Corporation. Pursuant to the terms of the agreement, Comcast will carry PNTV’s Gaming Channel on its Digital VOD Cable Platform, which will provide programming directly related to the gaming industry and targeting the existing approximately $70 billion market. The Company will own and operate 100% of the channel. Pursuant to the agreement, the Company formed a wholly owned subsidiary, Players Network on Demand. Comcast has the option to purchase up to 40% of the common stock in the subsidiary for fair market value beginning on April 10, 2007.

Note 20 – Concentrations in Sales to Few Customers

The largest two customers accounted for 91% and 84% of revenues for the year ended December 31, 2012 and 2011, respectively, as well as, 100% of the Company’s accounts receivable balance at December 31, 2011. An adverse change in the Company’s relationship with these customers could negatively affect the Company’s revenues and their results of operations. One of these customers has received prepaid licensing fees in 2011 for the right to use certain audio/video content through approximately September 30, 2012. We currently have no agreements with them beyond that date, and don’t anticipate any further revenues from this Company.

Note 21 – Company is Dependent on Few Major Suppliers

The Company is dependent on third-party vendors for all of its video content production and services. In 2012 and 2011, purchases from the Company’s two largest vendors accounted for approximately 50% and 54% of direct operating costs, respectively. The Company is dependent on the ability of its vendors to provide services and content on a timely basis and on favorable pricing terms. The loss of certain suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory.

Note 22 – Subsequent Events

Director Appointment

On January 8, 2013, Mr. Jim Bates was appointed to the Company’s Board of Directors.

Convertible Debenture Proceeds and Repayments

The Company repaid $1,000 on each date of February 6, 2013 and March 11, 2013 on the Dutchess Capital Note. The Company then repaid the remaining $33,000 outstanding on March 14, 2013, and the convertible promissory note was subsequently cancelled as paid in full.

On March 13, 2013, the Company received net proceeds of $55,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $60,500 (“First JMJ Note”), which matures on March 12, 2014, as part of a larger financing agreement that enables the Company to draw total proceeds of $400,000 at the discretion of the lender. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty five percent (65%) of the lowest trading price of the Company’s common stock over the twenty five (25) trading days prior to the conversion request date. The note carries a one-time twelve percent (12%) of principal interest charge in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company must at all times reserve at least 35 million shares of common stock for potential conversions.

On February 19, 2013, the Company received $42,500 in exchange for an unsecured convertible promissory note that carries an 8% interest rate (“Sixth Asher Note”), which matures on November 21, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan.

On January 11, 2013, the Company received $35,000 in exchange for an unsecured convertible promissory note that carries an 8% interest rate (“Fifth Asher Note”), which matures on September 16, 2013. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (58%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The Company paid a debt issuance cost of $2,500 that is being amortized on the straight line method, which approximates the effective interest method, over the life of the loan.

F-52

Common Stock Issuances for Debt Conversions

On April 3, 2013, the Company issued 925,925 shares of common stock pursuant to the conversion of $10,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 25, 2013, the Company issued 657,894 shares of common stock pursuant to the conversion of $5,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 25, 2013, the Company issued 1,973,684 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Third Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 13, 2013, the Company issued 1,967,213 shares of common stock pursuant to the conversion of $12,000 of outstanding principal on the Third Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 1, 2013, the Company issued 925,925 shares of common stock pursuant to the conversion of $10,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On February 19, 2013, the Company issued 2,162,162 shares of common stock pursuant to the conversion of $24,000 of convertible debt, consisting of $22,500 of principal and $1,500 of accrued and unpaid interest, on the Second Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On February 5, 2013, the Company issued 914,634 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Second Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On January 16, 2013, the Company issued 516,000 shares of common stock pursuant to the conversion of $10,320 of convertible debt, consisting of $8,000 of principal and $2,320 of accrued and unpaid interest, on the First Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On January 2, 2013, the Company issued 717,703 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the First Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances for Services

On March 13, 2013, the Company issued 600,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $13,200 based on the closing price of the Company’s common stock on the date of grant.

On February 19, 2013, the Company granted 200,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $4,400 based on the closing price of the Company’s common stock on the date of grant.

F-53

On January 8, 2013, the Company issued 300,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company granted 50,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company issued 150,000 shares of restricted common stock for consulting services provided to one of our Directors. The total fair value of the common stock was $7,500 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company issued 620,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $31,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2013, the Company issued 760,000 shares of common stock to its President of Programming for unpaid compensation. The total fair value of the common stock was $38,000 based on the closing price of the Company’s common stock on the date of grant.

On January 7, 2013, the Company issued 142,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $5,680 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Option Issuances

On January 8, 2013, the Company’s Board of Directors granted 300,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $11,048.

On January 8, 2013, the Company’s Board of Directors granted 100,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $3,683.

On January 8, 2013, the Company’s Board of Directors granted 250,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $9,206.

On January 8, 2013, the Company’s Board of Directors granted 500,000 fully vested common stock options as compensation for services to a consultant. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $18,413.

Common Stock Options Expired

On January 9, 2013, a total of 750,000 options amongst five option holders expired.

On March 1, 2013, a total of 375,000 options amongst four option holders expired.

F-54

PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$62
Printing and Engraving Expenses	–
Legal Fees and Expenses	20,000	*
Accounting Fees and Expenses	1,500	*
Miscellaneous	500	*
Total	$22,062

*Estimated as permitted under Rule 511 of Regulation S-K

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5 of our Bylaws provides that the Company shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Company, or (ii) while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

Common Stock

On May 1, 2013, the Company’s Board of Directors granted the issuance of 2,000,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $38,000 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company’s Board of Directors granted the issuance of 1,294,066 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $24,587 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 150,000 shares of restricted common stock as a bonus for board services provided to one of our Directors. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

II-1

On May 1, 2013, the Company issued another 150,000 shares of restricted common stock as a bonus for board services provided to another one of our Directors. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 675,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $12,825 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company granted 150,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company granted 300,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $5,700 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company granted 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $1,900 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 50,000 shares of restricted common stock for consulting services provided to one of our Directors. The total fair value of the common stock was $950 based on the closing price of the Company’s common stock on the date of grant.

On May 1, 2013, the Company issued 125,000 shares of restricted common stock for consulting services provided to one of our Directors. The total fair value of the common stock was $2,375 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2013, Continental Equities, LLC sold and assigned the remaining principal of $35,000 and accrued interest with all rights and privileges in the original note without recourse to an individual investor.

On April 12, 2013, the Company issued 2,400,000 shares of common stock pursuant to the conversion of $12,000, consisting of $10,500 of outstanding principal and $1,500 of accrued interest on the Third Asher Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On April 3, 2013, the Company issued 925,925 shares of common stock pursuant to the conversion of $10,000 of outstanding principal on the Continental Equities Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 25, 2013, the Company issued 657,894 shares of common stock pursuant to the conversion of $5,000 of outstanding principal on the Continental Equities Note.

On March 25, 2013, the Company issued 1,973,684 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Third Asher Note.

On March 13, 2013, the Company issued 1,967,213 shares of common stock pursuant to the conversion of $12,000 of outstanding principal on the Third Asher Note.

On March 1, 2013, the Company issued 925,925 shares of common stock pursuant to the conversion of $10,000 of outstanding principal on the Continental Equities Note.

On February 19, 2013, the Company issued 2,162,162 shares of common stock pursuant to the conversion of $24,000 of convertible debt, consisting of $22,500 of principal and $1,500 of accrued and unpaid interest, on the Second Asher Note.

On February 19, 2013, the Company granted 200,000 shares of restricted common stock to a consultant for website development services provided.

On February 5, 2013, the Company issued 914,634 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the Second Asher Note.

II-2

On January 16, 2013, the Company issued 516,000 shares of common stock pursuant to the conversion of $10,320 of convertible debt, consisting of $8,000 of principal and $2,320 of accrued and unpaid interest, on the First Asher Note.

On January 8, 2013, the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided.

On January 8, 2013, the Company granted 50,000 shares of restricted common stock to a consultant for Information Technology services provided.

On January 8, 2013, the Company issued 150,000 shares of restricted common stock for consulting services provided to one of our Directors.

On January 8, 2013, the Company issued 620,000 shares of restricted common stock to its CEO for unpaid compensation.

On January 8, 2013, the Company issued 760,000 shares of restricted common stock to its President of Programming for unpaid compensation.

On January 7, 2013, the Company issued 142,000 shares of restricted common stock for professional services provided.

On January 2, 2013, the Company issued 717,703 shares of common stock pursuant to the conversion of $15,000 of outstanding principal on the First Asher Note.

On December 12, 2012, the Company granted 200,000 shares of restricted common stock to a consultant for website development services provided.

On December 12, 2012, the Company granted 20,000 shares of restricted common stock to an employee for services provided.

On December 12, 2012, the Company granted 50,000 shares of restricted common stock to an employee for services provided.

On December 12, 2012, the Company issued 150,000 shares of restricted common stock for professional services provided.

On November 6, 2012 the Company granted 73,000 shares of restricted common stock as a debt offering cost on the Dutchess Opportunity Fund convertible debt financing. The total fair value of the common stock was $5,110 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted another 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted another 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company’s Board of Directors granted the issuance of 250,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $20,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company’s Board of Directors granted the issuance of 312,500 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

II-3

On August 28, 2012 the Company granted 200,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 25,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $3,750 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 150,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $22,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 143,154 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $21,473 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 91,800 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $13,770 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company granted 175,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $8,750 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 500,000 shares of restricted common stock for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 500,000 shares of restricted common stock to another consultant for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 50,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 650,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

II-4

On February 29, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company issued 650,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company issued 500,000 shares of common stock to its President of Programming for unpaid compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 25,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 15,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $1,200 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 130,800 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $10,464 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants pursuant to a unit offering in exchange for proceeds of $8,000 to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012, the Company sold 250,000 shares of its common stock and an equal number of warrants pursuant to a unit offering in exchange for proceeds of $25,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 1, 2010 the Company issued 200,000 shares of restricted common stock to a consultant for investor relation services provided. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 40,000 shares of restricted common stock to a law firm for legal services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 100,000 shares of restricted common stock to its CEO for unpaid compensation. The total fair value of the common stock was $26,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 35,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $9,100 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 20,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $5,200 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 10,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $2,600 based on the closing price of the Company’s common stock on the date of grant.

On October 11, 2010 the Company issued 110,000 shares of common stock, along with warrants to purchase 110,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $16,500.

On October 11, 2010 the Company issued 75,000 shares of common stock, along with warrants to purchase 75,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $11,250.

On March 11, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was allocated to be used to repay a portion of the accounts payable balance back to the vendor.

II-5

On March 1, 2010 the Company issued 994,199 shares of restricted common stock to the Company’s major vendor as payment on outstanding accounts payable invoices in the total amount of $62,000. The total fair value of the common stock was $49,710, resulting in debt forgiveness of $12,290.

On March 1, 2010 the Company issued 700,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock on March 1, 2010 was $35,000.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock as prepaid compensation for service on the board of directors in 2010 to each of three directors totaling 300,000 shares. The fair value of the common stock in total was $15,000.

On March 1, 2010 the Company issued 75,000 shares of restricted common stock as prepaid compensation for service on the board of directors in 2010 to one of its directors. The fair value of the common stock in total was $3,750.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $5,000.

On March 1, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was allocated to be used to repay a portion of the accounts payable balance back to the vendor.

On January 8, 2010 the Company issued 200,000 shares of restricted common stock to a consultant for web development services provided. The total fair value of the common stock was $12,000.

On January 8, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $6,000.

Options and Warrants

On January 8, 2013, the Company’s Board of Directors granted 300,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $11,048.

On January 8, 2013, the Company’s Board of Directors granted 100,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $3,683.

On January 8, 2013, the Company’s Board of Directors granted 250,000 fully vested common stock options as compensation for service on the Board of Directors in 2013 to one of its directors. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $9,206.

On January 8, 2013, the Company’s Board of Directors granted 500,000 fully vested common stock options as compensation for services to a consultant. The options are exercisable until January 8, 2017 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 177% and a call option value of $0.0368, was $18,413.

On August 9, 2012 the Company issued warrants to purchase 200,000 shares at $0.18 per share, exercisable for 60 months in exchange for cash proceeds of $50,000 received pursuant to a convertible debenture. The proceeds received were allocated between the debenture and warrants on a relative fair value basis.

On April 20, 2012, the Company granted 120,000 warrants, exercisable at $0.15 per share over a three year period as part of the sale of a unit offering, including the sale of 120,000 shares of common stock, in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

II-6

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

On February 14, 2012 the Company issued warrants to purchase 80,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $8,000 from the Company’s CEO in conjunction with the sale of 80,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012 the Company issued warrants to purchase 250,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $25,000 in conjunction with the sale of 250,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 22, 2011, the Company’s Board of Directors granted Mr. Chachko common stock options to purchase shares of the Company’s common stock over a five year term in the amounts and at the exercise prices set forth below, which vest as follows subject to Mr. Chachko’s continued service to the Company:

-	275,000 shares at the exercise price of price of $0.11 per share (the per share closing price on the day of grant), vesting in six equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0925, was $25,433;
-	225,000 shares at the exercise price of $0.14 per share, vesting in 12 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.914, was $20,568;
-	167,000 shares at the exercise price of price of $0.20 per share, vesting in 18 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0894, was $14,926;
-	166,000 shares at the exercise price of price of $0.20 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that the exercise of this Option is subject to the Company receiving financing of not less than $1,000,000 within 18 months after the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0880, was $14,614; and
-	166,000 shares at the exercise price of price of $0.25 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that this Option is exercisable only if the moving average of the Company's per share price is $0.25 or more for any six-month period after the first six months following the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0857, was $14,233.

The total fair value of the common stock options was $89,774, and was amortized over the vesting periods. The Company recognized $22,043 of compensation expense during the year ended December 31, 2011. Mr. Chachko resigned on January 13, 2012 and the options were forfeited unexercised.

On August 26, 2011, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 100,000 shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $3,871 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 240,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2014 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0419, was $10,062 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 75,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2013 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0304, was $2,277 and was expensed during the year ended December 31, 2011.

II-7

On August 26, 2011 the Company’s Board of Directors granted 50,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $1,936 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 25,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $968 and was expensed during the year ended December 31, 2011.

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 2, 2011, the Company’s Board of Directors granted Mr. Heumiller common stock options to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Option”), vesting in 1/24th monthly increments over the two year term of the employment agreement. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 194% and a call option value of $0.1467, was $175,993, and was amortized over the life of the options. The Company recognized $73,330 of compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s CEO as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s President of Programming as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On December 17, 2010 the Company issued warrants to purchase 4,349,339 shares of series B convertible preferred stock at $0.41 per share over a three year period from the date of issuance, in exchange for proceeds of $1,000,000 in conjunction with the sale of 4,349,339 shares of series B convertible preferred stock.

On October 11, 2010 the Company issued warrants to purchase 165,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $24,750 in conjunction with the sale of 165,000 shares of common stock.

On October 11, 2010 the Company issued warrants to purchase 75,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $11,250 in conjunction with the sale of 75,000 shares of common stock.

On September 27, 2010 the Company issued warrants to purchase 35,000 shares at $0.20 per share, exercisable for 36 months to the Company’s major vendor in exchange for cash proceeds of $5,250 in conjunction with the sale of 35,000 shares of common stock.

On September 10, 2010 the Company issued warrants to purchase 55,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $8,250 in conjunction with the sale of 55,000 shares of common stock.

II-8

On August 31, 2010 the Company issued warrants to purchase 120,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 120,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $12,000 in conjunction with the sale of 240,000 shares of common stock.

On July 19, 2010 the Company granted 1,500,000 cashless stock options as a bonus to the Company’s CEO. The options are exercisable until July 18, 2014 at an exercise price of $0.22 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 483% and a call option value of $0.1999, was $299,803.

On June 10, 2010 the Company issued warrants to purchase 100,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 100,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $10,000 in conjunction with the sale of 200,000 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 111,112 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $20,000 in conjunction with the sale of 111,112 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 83,334 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $15,000 in conjunction with the sale of 83,334 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 27,778 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $50,000 in conjunction with the sale of 27,778 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 55,556 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $10,000 in conjunction with the sale of 55,556 shares of common stock.

On April 29, 2010 the Company issued warrants to purchase 280,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 280,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $28,000 in conjunction with the sale of 560,000 shares of common stock.

On March 23, 2010 the Company issued warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000 in conjunction with the sale of 600,000 shares of common stock.

On April 1, 2010 the Company issued warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000 in conjunction with the sale of 600,000 shares of common stock.

On March 11, 2010 the Company issued warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000 in conjunction with the sale of 400,000 shares of common stock.

On March 1, 2010 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to the Company’s CEO. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942.

On March 1, 2010 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to the Company’s President of Programming. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942.

On March 1, 2010 the Company granted 100,000 cashless stock options as compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942.

On March 1, 2010 the Company granted 75,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $3,706.

On March 1, 2010 the Company issued warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000 in conjunction with the sale of 400,000 shares of common stock.

II-9

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1(1)	Articles of Incorporation, filed with the Commission on February 7, 2000
3.2(1)	Bylaws of the Company, filed with the Commission on February 7, 2000
3.3(4)	Certificate of Amendment of Articles of Incorporation adopting name change to Players Network filed with the Nevada Secretary of State on June 9, 1994
3.4(5)	Certificate of Amendment of Articles of Incorporation Increasing the Authorized Stock filed June 4, 2007
4.1(2)	2004 Non-Qualified Stock Option Plan
4.2(3)	2006 Non-Qualified Attorneys & Accountants Stock Compensation Plan
4.3 (6)	Certificate of Designation for Series A Preferred Stock filed July 24, 2007
4.4 (9)	Amended and Restated 2004 Non-Qualified Stock Option Plan
4.5 (12)	Certificate of Designation for Series B Preferred Stock filed December 17, 2010
4.6 (12)	Form of Series B Stock Warrant dated December 17, 2010
5.1	Opinion of Diane D. Dalmy, attorney at law*
10.1(4)	Distribution Agreement between the Company and Comcast Programming Development, Inc. dated October 10, 2005 **
10.2(4)	Employment Agreement dated January 1, 2005 for Mark Bradley Feldgreber
10.3(4)	Employment Agreement dated January 1, 2005 for Michael Berk
10.4(7)	Subscription Agreement dated as of October 10, 2007 by and between the Company and Timothy Sean Shiah
10.5(8)	Distribution Agreement dated June 5, 2008, between Players Network and MicroPlay, Inc. **
10.6 (12)	Series B Preferred Stock and Warrant Purchase Agreement dated December 17, 2010
10.7 (12)	Investor’s Rights Agreement dated December 17, 2010
10.8 (13)	Employment Agreement dated March 1, 2011 for Peter Heumiller
10.9 (14)	Convertible Promissory Note dated September 6, 2012 issued to Asher Enterprises, Inc. (Asher 3)
10.10 (14)	Securities Purchase Agreement dated September 6, 2012 with Asher Enterprises, Inc. (Asher 3)
10.11 (14)	Convertible Promissory Note dated July 10, 2012 issued to Asher Enterprises, Inc. (Asher 2)
10.12 (14)	Securities Purchase Agreement dated July 10, 2012 with Asher Enterprises, Inc. (Asher 2)
10.13 (14)	Convertible Promissory Note dated May 14, 2012 issued to Asher Enterprises, Inc. (Asher 1)
10.14 (14)	Securities Purchase Agreement dated May 14, 2012 with Asher Enterprises, Inc. (Asher 1)
10.15 (14)	8% Convertible Promissory Note dated August 9, 2012 issued to Continental Equities, LLC (Continental)
10.16 (14)	Note and Warrant Purchase Agreement dated August 9, 2012 with Continental Equities, LLC (Continental)
10.17 (14)	Amendment to 8% Convertible Promissory Note dated August 9, 2012 issued to Continental Equities, LLC (Continental)
10.18 (14)	Investment Agreement by and between Players Network and Dutchess Opportunity Fund, II, LP, dated November 7, 2012
10.19 (15)	Amendment to Investment Agreement by and between Players network and Dutchess Opportunity Fund II, LP dated July 8, 2013.
10.19 (14)	Registration Rights Agreement by and between Players Network and Dutchess Opportunity Fund, II, LP, dated November 7, 2012
10.20 (14)	Promissory Note dated November 7, 2012 payable to Dutchess Opportunity Fund, II, LP with a face value of $35,000
23.1	Consent of Diane D. Dalmy, attorney at law (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC*
101 * **	Interactive Data File formatted in XBRL (eXtensible Business Reporting Language) pursuant to Rule 405 of Regulation S-T

* Filed herewith

** Confidential Treatment Requested

*** Pursuant to Rule 406T of Regulation S-T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(1) Filed as an exhibit to the Company’s Registration Statement on Form 10-SB filed with the Commission on February 7, 2000.

(2) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on September 13, 2004.

(3) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on January 18, 2007.

(4) Filed as an exhibit to the Company's Form 10-KSB filed with the Commission on April 13, 2007.

(5) Filed as an exhibit to the Company's Form 8-K filed with the Commission on June 8, 2007.

II-10

(6) Filed as an exhibit to the Company's Form 8-K filed with the Commission on July 26, 2007.

(7) Filed as an exhibit to the Company's Form 8-K filed with the Commission on December 5, 2007.

(8) Filed as an exhibit to the Company's Form 8-K filed with the Commission on June 12, 2008

(9) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on July 22, 2009

(10) Filed as an exhibit to the Company's Form 10-K filed with the Commission on April 7, 2010

(11) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on September 17, 2010

(12) Filed as an exhibit to the Company's Form 8-K filed with the Commission on December 23, 2010

(13) Filed as an exhibit to the Company's Form 8-K filed with the Commission on March 10, 2011

(14) Filed as an exhibit to the Company's Form 10-Q filed with the Commission on November 19, 2012

(15) Filed as an exhibit to the Company’s Form S-1 filed with the Commission on July 24, 2013

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on August 20, 2013.

PLAYERS NETWORK

By:	/s/ Mark Bradley
Date: August 20, 2013	Mark Bradley, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

indicated.

Name	Title	Date

/s/ Mark Bradley	Director & Chief Executive Officer (Principal Executive Officer,	August 20, 2013
Mark Bradley	Principal Financial Officer & Principal Accounting Officer)

/s/ Michael Berk	Director and President of Programming	August 20, 2013
Michael Berk

/s/ Doug Miller	Director	August 20, 2013
Doug Miller

II-12